Exhibit 2.2

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 31, 1999, among (i) ATMI, Inc. ("Parent"), a Delaware corporation and a party to this Agreement but not a constituent corporation in the Merger (as hereinafter defined), (ii) Napa Acquisition Corp. ("Merger Sub"), a Delaware corporation all of whose capital stock is owned directly by Parent, (iii) Delatech Incorporated (the "Company"), a California corporation, and (iv) Timothy L.F. Herman and Margaret "Peggy" E. Herman, and Roger J.B. McKinley, Sr. and Corenne M. McKinley (collectively, the "Controlling Shareholders"), who together own of record and beneficially at least 98.5% of the issued and outstanding shares of Company Common Stock (as hereinafter defined).

                                    RECITALS:

                  WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company, deeming it advisable and for the respective benefit of Parent, Merger Sub and the Company, and their shareholders, have approved the Merger of Merger Sub with and into the Company upon the terms and subject to the conditions hereinafter set forth, and have approved this Agreement and authorized the transactions contemplated hereby; and

                  WHEREAS, the Board of Directors of the Company has determined to recommend to all of the Company's shareholders that the Merger and this Agreement be approved; and

                  WHEREAS, Parent, Merger Sub, the Company and the Controlling Shareholders intend to adopt this Agreement as a plan of reorganization within the meaning of Section 368 of the Code (as hereinafter defined) and the regulations promulgated thereunder; and

                  WHEREAS, Parent, Merger Sub, the Company and the Controlling Shareholders intend that the Merger be accounted for as a pooling-of-interests for financial reporting and accounting purposes; and

                  WHEREAS, pursuant to the Merger, each outstanding share of the Company's Common Stock, no par value per share (the "Company Common Stock"), shall be automatically converted into the right to receive the consideration specified in Section 2.7 upon the terms and subject to the conditions hereinafter set forth; and

                  WHEREAS, upon consummation of the Merger, the Company will be a wholly-owned subsidiary of Parent; and

                  WHEREAS, Parent, Merger Sub, the Company and the Controlling Shareholders desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the Merger.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "Accounts Receivable"--as defined in Section 4.9.

         "Affiliate Agreement"--as defined in Section 6.4.

         "Affiliate Letters"--as defined in Section 6.4.

         "Agreement"--as defined in the first paragraph of this Agreement.

         "Agreement of Merger"--as defined in Section 2.2.

         "Alternative Acquisition"--as defined in Section 6.10(a).

         "Certificates"--as defined in Section 2.8(c).

         "CGCL"--as defined in Section 2.1(a).

         "Claim"--as defined in Section 11.6(a).

         "Closing"--as defined in Section 2.1(b).

         "Closing Date"--the date and time as of which the Closing actually takes place.

         "Closing Exchange Price"--the average closing price of a share of Parent Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day that is three (3) Trading Days immediately prior to the Closing Date, as reported on the Nasdaq National Market (subject to appropriate adjustment for any stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to the Parent Common Stock occurring after the date hereof and prior to the Effective Time).

         "Code"--the Internal Revenue Code of 1986, as amended, or any successor law.

         "Commission"--the United States Securities and Exchange Commission.

         "Common Stock Exchange Ratio"--as defined in Section 2.7(a).

         "Company"--as defined in the first paragraph of this Agreement.

         "Company Common Stock"--as defined in the recitals to this Agreement.

         "Company Indemnitee"--as defined in Section 11.3.

         "Company Shareholders"--the holders of the Company Common Stock, including but not limited to the Controlling Shareholders.

         "Company Subsidiaries"--each of Delatech Foreign Sales Corporation (Barbados), Delatech Korea, Ltd. and DEGC Systems Limited (Scotland).

         "Confidentiality Agreement"--the Confidentiality Agreement dated March 25, 1999 between the Company and Parent.

         "Continuing Employee"--as defined in Section 7.4(a).

         "Contract"--any agreement, contract, obligation, promise, commitment or undertaking (whether written or oral and whether express or implied), other than those that have been terminated.

         "Controlling Shareholders"--as defined in the first paragraph of this Agreement.

         "Copyrights"--as defined in Section 4.21(a).

         "Customers"--as defined in Section 4.32.

         "DGCL"--as defined in Section 2.1(a).

         "Disclosure Schedule"--the disclosure schedule delivered by the Company and the Controlling Shareholders to Parent and Merger Sub concurrently with the execution and delivery of this Agreement.

         "Dissenting Shareholders"--as defined in Section 2.7(b).

         "Effective Time"--as defined in Section 2.2.

         "Employee Benefit Plan"--as defined in Section 4.19(a).

         "Employment Agreements"--as defined in Section 6.8.

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

         "Encumbrance"--any mortgage, charge, claim, community property interest, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership; and the verb "Encumber" shall be construed accordingly.

         "Environmental Claim"--any accusation, allegation, notice of violation, action, claim, Encumbrance, Lien, demand, abatement or other Order or direction (conditional or otherwise) by any Governmental Authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material or other substance, clinical, material, pollutant, contaminant, odor, audible noise, or other Release in, into or onto the environment (including, without limitation, the air soil, soil, surface water or groundwater) at, in, by, from or related to the Facilities or any activities conducted thereon; (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of the Facilities; or (iii) the violation, or alleged violation, of any Environmental Laws, Orders or Governmental Permits of or from any Governmental Authority relating to environmental matters connected with the Facilities.

         "Environmental, Health, and Safety Liabilities"--any cost, damage, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law and consisting of or relating to: (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, generation, handling and disposal of Hazardous Materials, occupational safety and health, and regulation of chemical and Hazardous Materials); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, litigation, including civil and criminal claims, demands and responses, investigative, remedial, response or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment or other remediation or response actions required by applicable Environmental Law or Occupational Safety and Health Law and for any natural resource damages; or
(d) any other compliance, corrective, investigative or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

         "Environmental Law"--any Law concerning the environment, or activities that might threaten or result in damage to the environment or human health, or any Law that is concerned in whole or in part with the environment and with protecting or improving the quality of the environment and human and employee health and safety and includes, but is not limited to, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (33 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.) and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) ("OSHA"), as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and any and all analogous state or local statutes, and the regulations promulgated pursuant thereto.

         "ERISA"--the Employee Retirement Income Security Act of 1974, as amended, or any successor law.

         "ERISA Affiliate"--as defined in Section 4.19(b).

         "Escrow Agent"--as defined in Section 2.8(i).

         "Escrow Agreement"--as defined in Section 2.8(i).

         "Escrow Amount"--(i) that number of shares of Parent Common Stock issuable pursuant to Section 2.7 upon conversion of all of the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time multiplied by (ii) 0.10.

         "Escrow Fund"--as defined in Section 2.8(i).

         "Exchange Act"--the Securities Exchange Act of 1934, as amended, or any successor law.

         "Exchange Agent"--as defined in Section 2.8(a).

         "Expiration Date"--as defined in Section 11.1(b).

         "Facilities"--any real property, leaseholds or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures or equipment (including motor vehicles) currently or formerly owned or operated by the Company.

         "Financial Statements"--as defined in Section 4.5(a).

         "GAAP"--generally accepted United States accounting principles applied on a basis consistent with the basis on which the Financial Statements were prepared.

         "Governmental Authority"--any court, tribunal, authority, agency, commission, bureau, department, official or other instrumentality of the United States, any foreign country or any domestic, foreign, state, local, county, city or other political subdivision.

         "Governmental   Permit"--any  license,   franchise,   permit  or  other
authorization of any Governmental Authority.

         "Hazardous Materials"--any substance, material or waste which is regulated by Environmental Law, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "subject waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, including but not limited to, petroleum products, asbestos and polychlorinated biphenyls.

         "Herman"--as defined in Section 6.8.

         "HSR Act"--the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law.

         "Indemnitee"--as defined in Section 11.6(a).

         "Indemnitor"--as defined in Section 11.6(a).

         "Intellectual Property Assets" --as defined in Section 4.21(a).

         "Interim Financial Statements"--as defined in Section 4.5(a).

         "ISO"--as defined in Section 4.19(i).

         "Key Employees"--as defined in Section 4.15(a).

         "Law"--any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline.

         "Lien"--any lien, pledge, hypothecation, levy, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

         "Losses"--as defined in Section 11.2.

         "Marks"--as defined in Section 4.21(a).

         "Material Adverse Effect"--as defined in Section 4.7.

         "McKinley"--as defined in Section 6.8.

         "Merger"--as defined in Section 2.1(a).

         "Merger Sub"--as defined in the first paragraph of this Agreement.

         "Occupational Safety and Health Law"--any legal or governmental requirement or obligation relating to safe and healthful working conditions or to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "Order"--any order, consent, consent order, injunction, judgment, decree, consent decree, ruling, writ, assessment or arbitration award.

         "Organizational Documents"--(a) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any charter, trust certificate or document or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (e) any and all amendments to any of the foregoing.

         "Parent"--as defined in the first paragraph of this Agreement.

         "Parent Common Stock"--the Common Stock, $0.01 par value per share, of Parent.

         "Parent Indemnitee"-- as defined in Section 11.2.

         "Parent SEC Report"--as defined in Section 5.4.

         "Parent Shares"--the shares of Parent Common Stock to be issued to the Company Shareholders in connection with the Merger.

         "Patents"--as defined in Section 4.21(a).

         "Pension Plan"--as defined in Section 4.19(f).

         "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body or Governmental Authority.

         "Pooling Rules"--as defined in Section 6.4.

         "Proceeding"--as defined in Section 4.13.

         "Registration Rights Agreement"--as defined in Section 7.3.

         "Related Person"--as defined in Section 4.23.

         "Release"--any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment of any Hazardous Material through or in the air, soil, surface water or groundwater.

         "Remedial Action"--all actions, including, without limitation, any expenditures, required or voluntarily undertaken to (i) clean up, remove, treat, or in any other way address any Hazardous Material or other substance in the indoor or outdoor environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) bring any Facility into compliance with all Environmental Laws and Environmental Permits.

         "Returns"--as defined in Section 4.8(b).

         "Rule 145"--as defined in Section 6.4.

         "Securities Act"--the Securities Act of 1933, as amended, or any successor law.

         "Shareholder Representative"--as defined in Section 2.8(i).

         "Subsidiary"--with respect to any Person, any corporation, joint venture, limited liability company, partnership, association or other business entity of which more than 50% of the total voting power of stock or other equity entitled to vote generally in the election of directors or managers or equivalent persons thereof is owned or controlled, directly or indirectly, by such Person.

         "Surviving Corporation"--as defined in Section 2.1(a).

         "Systems"--as defined in Section 4.34(a).

         "Tax Authority"--as defined in Section 4.8(a).

         "Taxes"--as defined in Section 4.8(a).

         "Trade Secrets"--as defined in Section 4.21(a).

         "Trading Day"--means any day on which the Nasdaq National Market is open for business.

         "Transaction Documents"--means the Registration Rights Agreement, the Escrow Agreement and the other agreements, documents or instruments executed and delivered by a party hereto as contemplated under this Agreement.

         "WARN"--as defined in Section 4.18(d).

         "Year 2000"--as defined in Section 4.34(a).

2.       THE MERGER; CLOSING

2.1      THE MERGER

         (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the California General Corporation Law (the "CGCL") and the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time (the "Merger").
Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") under the name "Delatech Incorporated."

         (b)  Unless  this  Agreement   shall  have  been   terminated  and  the
transactions herein contemplated shall have been abandoned pursuant to Section 10 and subject to the satisfaction or waiver of the conditions set forth in Sections 8 and 9, the consummation of the Merger will take place on or as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Sections 8 and 9 at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York (the "Closing"), unless another date, time or place is agreed to in writing by the Company and Parent.

2.2      EFFECTIVE TIME

         As soon as practicable following the Closing, the parties hereto shall cause the Merger to be consummated by (i) filing an agreement of merger (the "Agreement of Merger") in such form as is required by and executed in accordance with the relevant provisions of the CGCL and the DGCL, and (ii) making all other filings or recordings required under the CGCL and the DGCL. The Merger shall become effective at such time as the Agreement of Merger, having previously been duly filed with the Secretary of State of the State of Delaware, is duly filed with the Secretary of State of the State of California or at such subsequent time as the Company, Merger Sub and Parent shall agree and shall be specified in the Agreement of Merger (the date and time the Merger becomes effective being the "Effective Time").

2.3      EFFECTS OF THE MERGER

         At and after the Effective Time, the Merger will have the effects set forth in this Agreement, the Agreement of Merger and the applicable provisions of the CGCL and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the assets, property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

2.4      ARTICLES OF INCORPORATION OF SURVIVING CORPORATION

         Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the articles of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation, unless and until thereafter changed or amended as provided therein or by applicable Law.

2.5      BY-LAWS OF SURVIVING CORPORATION

         Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the by-laws of the Company, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation, unless and until thereafter changed or amended as provided therein or in the articles of incorporation of the Surviving Corporation or by applicable Law.

2.6      OFFICERS AND DIRECTORS OF SURVIVING CORPORATION

         The officers of Merger Sub immediately prior to the Effective Time (which are identified in Section 2.6 of the Disclosure Schedule) shall be the initial officers of the Surviving Corporation, in each case until the earliest of their resignation or removal from office or their otherwise ceasing to be officers or until their respective successors are duly elected and qualified. The directors of Merger Sub immediately prior to the Effective Time (which are identified in Section 2.6 of the Disclosure Schedule) shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and by-laws of the Surviving Corporation.

2.7      CONVERSION OR CANCELLATION OF CAPITAL STOCK OF THE COMPANY
         At the Effective Time, by virtue of the Merger and without any action on the part of any party hereto or any holder thereof:

         (a) Company Common Stock. Subject to the provisions of Sections 2.7(b) and (e), 2.8 and 2.9, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and automatically converted into the right to receive the number of shares of Parent

         Common Stock based on the Closing Exchange Price (the "Common Stock Exchange Ratio") as follows: (i) if the Closing Exchange Price is not less than $14.1875 and not greater than $24.1875, .5721393 of a share of Parent Common Stock, (ii) if the Closing Exchange Price is greater than $24.1875, subject to Section 9.10, that number of shares of Parent Common Stock equal to (x) $55,631,250 divided by the Closing Exchange Price divided by (y) 4,020,000, and (iii) if the Closing Exchange Price is less than $14.1875, subject to Section 8.13, that number of shares of Parent Common Stock equal to (x) $32,631,250 divided by the Closing Exchange Price divided by (y) 4,020,000.

         (b)  Dissenters.  Shares of Company  Common Stock owned by a holder who
         (i) shall not have voted in favor of the Merger, and (ii) shall have delivered to the Company a written notice of his intent to demand payment for his shares if the Merger is effectuated in the manner provided in Section 1300 et seq. of the CGCL and is otherwise a "dissenting shareholder" as such term is used in such sections of the CGCL (collectively, the "Dissenting Shareholders") shall not be cancelled, extinguished and converted as provided in Section 2.7(a), but shall be entitled to receive such consideration as shall be provided in such sections of the CGCL, except that shares of any Dissenting Shareholder who shall thereafter cease to be a "dissenting shareholder" as provided in such sections of the CGCL shall thereupon be deemed to have been cancelled, extinguished and converted, as of the Effective Time, into Parent Common Stock, as provided in Section 2.7(a). The Company shall notify Parent in writing of the details of the Dissenting Shareholders and the number of shares of Company Common Stock that they own. The Company shall not enter into any agreement or settlement with any Dissenting Shareholder without the prior written consent of Parent.

         (c) Unissued Shares. Each authorized but unissued share of Company Common Stock shall cease to exist without payment of any consideration therefor.

         (d) Merger Sub's Common Stock. Each share of Merger Sub's Common Stock, $0.01 par value per share, issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and automatically converted into one (1) validly issued, fully paid and nonassessable share of Common Stock, no par value per share, of the Surviving Corporation.

         (e) Adjustments to Common Stock Exchange Ratio Computation. The Common Stock Exchange Ratio computation pursuant to Section 2.7(a) shall be appropriately adjusted for any stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to the Parent Common Stock occurring after the date hereof and prior to the Effective Time.

2.8      SURRENDER OF CERTIFICATES, ESCROW, ETC.

         (a) Exchange Agent. Parent or the transfer agent for the Parent Common Stock, or a bank or trust company designated by Parent prior to the Effective Time, shall act as exchange agent (the "Exchange Agent") in the Merger.

         (b) Parent to Provide Common Stock and Cash. Promptly after the Effective Time, Parent shall make available to the Exchange Agent, for exchange in accordance with this Section 2, the aggregate number of shares of Parent Common Stock issuable pursuant to Section 2.7 in exchange for the issued and outstanding shares of Company Common Stock and the cash to be paid in lieu of fractional shares pursuant to Section 2.9; provided that, on behalf of the Company Shareholders, Parent shall deposit into the Escrow Fund pursuant to
Section 2.8(i) that number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to Section 2.7 upon conversion of all of the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time. The portion of the Escrow Amount contributed on behalf of each holder of Company Common Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive under
Section 2.7 by virtue of ownership of issued and outstanding shares of Company Common Stock as more fully specified in Section 2.8(i).

         (c) Exchange Procedures. Within two (2) days after the Effective Time, the Exchange Agent shall cause to be delivered to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time evidenced outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.7 and, if applicable, cash in lieu of fractional shares pursuant to
Section 2.9 (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and
(ii) instructions to effect the surrender of the Certificates in exchange for certificates evidencing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required by such instructions, the holder of such Certificates shall be entitled to receive in exchange therefor a certificate evidencing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 2.8(i)) to which such holder is entitled pursuant to Section 2.7, plus cash in lieu of fractional shares in accordance with Section 2.9, and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, evidenced shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends or other distributions, to evidence the ownership of the number of whole shares of Parent Common

Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.9.

         (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock evidenced thereby until the holder of record of such Certificate shall surrender such Certificate pursuant to Section 2.8(c). Subject to applicable Law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates evidencing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

         (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 2.8(e), and that the Person requesting such transfer will have paid to Parent or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such Taxes have been paid or are not payable.

         (f) No  Liability.  Notwithstanding  anything  to the  contrary in this
Section 2.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

         (g) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid in respect thereof in accordance with Section 2.9) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.8.

         (h)  Lost,  Stolen  or  Destroyed   Certificates.   In  the  event  any
Certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent may require, before issuing certificates in respect of the shares of Parent

Common Stock evidenced thereby, such affidavits and indemnities and bonds in support thereof, as it may reasonably require with respect to such loss, theft or destruction.

         (i) Escrow. Notwithstanding any provision of this Agreement to the contrary, in lieu of delivering to holders of shares of Company Common Stock certificates for the full number of shares of Parent Common Stock provided for in Section 2.7, Parent shall deliver or cause to be delivered (A) to each such holder one or more certificates, registered in the name of such holder (subject to Section 2.8(e)), for a number of shares of Parent Common Stock equal to 90% of the aggregate number of shares of Parent Common Stock otherwise issuable to such holder pursuant to Section 2.7; and (B) to State Street Bank and Trust Company as escrow agent (the "Escrow Agent") for deposit into the escrow fund (the "Escrow Fund") provided for in the escrow agreement in the form attached as
Exhibit 2.8 hereto (the "Escrow Agreement"), to secure the indemnity obligations under Section 11.2, one or more certificates, registered in the name of the Escrow Agent, for a number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to Section 2.7 upon conversion of all of the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, all of which will be held as part of the Escrow Fund and disposed of by the Escrow Agent in accordance with the provisions of the Escrow Agreement. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate the Parent Indemnitees as provided in Article 11. The Escrow Agreement is incorporated herein by reference and shall be considered part of this Agreement. By voting for or failing to dissent from the approval of this Agreement, each Company Shareholder automatically and without any further act or deed irrevocably agrees that:

                           (A) such  Company  Shareholder  accepts  and shall be
                  bound by the terms and provisions of the Escrow Agreement; and

                           (B) Eugene  Bernosky (or his successor as provided in
                  the Escrow Agreement) is appointed Shareholder Representative (the "Shareholder Representative") for purposes of the Escrow Agreement with all rights, powers and authority provided for in the Escrow Agreement and that any action taken by the Shareholder Representative pursuant to the Escrow Agreement shall be conclusive, valid, binding and enforceable with respect to each such Company Shareholder.

         (j) Withholding Rights. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld by Parent or the Exchange Agent, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

2.9      NO FRACTIONAL SHARES; MULTIPLE CERTIFICATES

         Notwithstanding any provision of this Agreement to the contrary, neither certificates nor scrip for fractional shares of Parent Common Stock shall be issued in connection with the Merger, but in lieu thereof each holder of shares of Company Common Stock otherwise entitled to a fraction of a share of Parent Common Stock pursuant to the provisions of Section 2.7 shall be paid in cash in accordance with Section 2.8 an amount equal to such fraction multiplied by the Closing Exchange Price. No such holder shall be entitled to dividends or interest on or, except for the cash payment referred to in the preceding sentence, other rights in respect of any such fractional interest. If more than one Certificate shall be surrendered for the account of the same Company Shareholder, the number of whole shares of Parent Common Stock for which such Certificates shall be exchanged pursuant to Section 2.8 shall be computed on the basis of the aggregate number of shares of Company Common Stock evidenced by such Certificates.

2.10     STOCK TRANSFER BOOKS

         At the close of business on the day prior to the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Common Stock shall thereafter be made on such stock transfer books.

2.11     TAX AND ACCOUNTING CONSEQUENCES

         It is intended by the parties hereto that the Merger shall (i) constitute a tax-free plan of reorganization within the meaning of Section 368 of the Code, and (ii) subject to applicable accounting standards, qualify for accounting treatment as a pooling-of-interests. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

3.       REPRESENTATIONS AND WARRANTIES FROM THE RESPECTIVE
         CONTROLLING SHAREHOLDERS

         Each Controlling Shareholder separately for itself, himself or herself, as applicable, but not jointly, represents and warrants to Parent and Merger Sub as to itself, himself or herself, as applicable, as follows:

3.1      AUTHORITY; NO CONFLICT

         (a) Except as set forth in Section 3.1 of the Disclosure Schedule, such Controlling Shareholder has the right, power, authority and capacity to execute and deliver this Agreement and the other Transaction Documents to which such Controlling Shareholder is a party and to perform his obligations hereunder and thereunder; this Agreement has been duly authorized and approved, executed and delivered by such Controlling Shareholder and constitutes a legal, valid, binding and enforceable obligation of such Controlling Shareholder in accordance with its terms, and, at the Closing, each of the Transaction Documents to which such Controlling Shareholder is a party will have been duly authorized and approved, executed and delivered by such Controlling Shareholder and will then constitute a legal, valid, binding and enforceable obligation of such Controlling Shareholder in accordance with their respective terms.

         (b) Except as set forth in Section 3.1 of the Disclosure Schedule, neither the execution and delivery of this Agreement or any other Transaction Document by such Controlling Shareholder nor the consummation or performance by such Controlling Shareholder of any of the transactions contemplated hereby or thereby will, directly or indirectly (with or without notice or lapse of time or both) contravene, conflict with, or result in a violation or breach of or a default under (i) any provision of the Organizational Documents of such Controlling Shareholder (if applicable), (ii) any resolution adopted by the board of directors or the shareholders of such Controlling Shareholder (if applicable), or (iii) any legal requirement or any Order or any Contract to which such Controlling Shareholder may be subject.

3.2      OWNERSHIP OF SHARES

         Such Controlling Shareholder owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer that number of the shares of Company Common Stock set forth opposite his name in Section 4.3 of the Disclosure Schedule, free and clear of any and all Encumbrances and Liens of any kind or nature whatsoever. Such Controlling Shareholder, together with the other Controlling Shareholders, own at least 98.5% of the outstanding Company Common Stock. Except as set forth in Section 3.2 of the Disclosure Schedule, there are no voting trusts, shareholder agreements or any other Contracts or understandings to which such Controlling Shareholder is a party with respect to the sale, transfer, voting or registration of the capital stock of the Company.

3.3      LEGAL PROCEEDINGS

         There is no pending Proceeding against such Controlling Shareholder that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated hereby and by the Transaction Documents and, to the knowledge of such Controlling Shareholder, no such Proceeding has been threatened, and no event or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

3.4      INVESTMENT REPRESENTATIONS OF CONTROLLING SHAREHOLDER

         (a) The Parent Shares are being acquired by such Controlling Shareholder for his own account, and not for any other Person, for investment only and with no intention of distributing or reselling (and such Controlling Shareholder will not distribute or resell) such Parent Shares or any part thereof or interest therein in any transaction that would violate the securities Laws of the United States of America, or any state, without prejudice, however, to the rights of such Controlling Shareholder at all times to sell or otherwise dispose of all or any part of the Parent Shares under an effective registration statement or applicable exemption from registration under the Securities Act and any applicable state securities Law, subject to this Agreement and any other Contract to which such Controlling Shareholder is a party. Such Controlling Shareholder has no Contract or arrangement with any Person to sell, transfer or pledge to such Person the Parent Shares, any interest therein, or any part thereof, and such Controlling Shareholder has no present plans to enter into any such Contract or arrangement.

         (b) Such Controlling Shareholder is either (i) an accredited investor as that term is defined in Rule 501 under the Securities Act, or (ii) has, either alone or with his, her or its purchaser representative or representatives (as that term is defined in Rule 501 under the Securities Act), such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Parent Shares. Such Controlling Shareholder is able to bear the risks associated with an investment in the Parent Shares.

         (c) Such Controlling Shareholder has read this Agreement and all other documents provided by Parent in connection herewith, including the Parent SEC Report, and fully understands the terms under which the Parent Shares are being issued to him pursuant hereto. Parent and Merger Sub have made available to such Controlling Shareholder the opportunity to ask questions of and receive answers from Parent or Merger Sub concerning Parent and the terms and conditions under which Parent Shares will be issued to him and to obtain any additional information which Parent or Merger Sub possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished in connection with this Agreement or in response to any request for information. Such Controlling Shareholder is satisfied with such answers and information.

         (d) Such Controlling Shareholder agrees that, so long as required by Law, certificates evidencing the Parent Shares and any securities issued in exchange for or in respect thereof shall bear a legend to the following effect:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT

          PURSUANT  TO AN  EFFECTIVE  REGISTRATION  STATEMENT  UNDER THE
          SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS."

4.       REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

         The Company and the Controlling Shareholders hereby, jointly and severally, represent and warrant to Parent and Merger Sub as follows:

4.1      ORGANIZATION AND GOOD STANDING

         (a) Section 4.1 of the Disclosure Schedule contains a complete and accurate list of the jurisdictions in which the Company or any Company Subsidiary is authorized to do business. Each of the Company and each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the assets and properties that it purports to own or use. Each of the Company and each Company Subsidiary is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each state or other jurisdiction in which either the ownership or use of the assets or properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole. The Company does not have, and has never had, any Subsidiaries, except for the Company Subsidiaries.

         (b) The Company has delivered to Parent correct and complete copies of the Organizational Documents of the Company and each Company Subsidiary.

4.2      AUTHORITY; NO CONFLICT

         (a) The Company has the right, power, authority and capacity to execute and deliver this Agreement and the Transaction Documents to which it is a party, to consummate the Merger and the other transactions contemplated hereby and thereby and to perform its obligations under this Agreement and the Transaction Documents to which it is a party. This Agreement has been duly authorized and approved, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Upon the authorization and approval, execution and delivery by the Company of the Transaction Documents to which it is a party, such Transaction Documents will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         (b) Except as set forth in Section 4.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement or any Transaction Document by the Company nor the consummation or performance by the Company of the Merger or any of the other transactions contemplated hereby or thereby will, directly or indirectly (with or without notice or lapse of time or both):

                  (i) contravene, conflict with or result in a violation or breach of (A) any provision of the Organizational Documents of the Company or any Company Subsidiary, (B) any resolution adopted by the board of directors or the shareholders of the Company or any Company Subsidiary, (C) any legal requirement or any Order, award, decision, settlement or process to which the Company or any Company Subsidiary or any of the assets or properties owned or used by the Company or any Company Subsidiary may be subject, or (D) any Governmental Permit, which is held by the Company or any Company Subsidiary;

                  (ii) result in a breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, or require the consent, authorization or approval of or any notice to or filing with any third Person under any material Contract to which the Company or any Company Subsidiary is a party or to which its or their assets or properties are bound, or require the consent, authorization or approval of or any notice to or filing with any Governmental Authority to which the Company or any Company Subsidiary or its or their assets or properties is subject; or

                  (iii) result in the imposition or creation of any Encumbrance or Lien upon or with respect to any of the assets or properties owned or used by the Company or any Company Subsidiary.

4.3      CAPITALIZATION

         (a) The authorized equity securities of the Company consist solely of 10,000,000 shares of common stock, no par value per share, of which 4,020,000 shares are issued and outstanding. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Section 4.3 of the Disclosure Schedule sets forth a complete and correct list of all of the Company Shareholders and the number of shares of Company Common Stock owned, of record and beneficially, by each such Company Shareholder. Section 4.3 of the Disclosure Schedule sets forth a complete and correct list of all warrants, options or similar rights, including as to each holder thereof, the number of shares of Company Common Stock subject thereto and the exercisability, exercise price and termination date thereof. Section 4.3 of the Disclosure Schedule sets forth all outstanding securities of the Company and each Company Subsidiary, including but not limited to all debt securities, Company Common Stock, options, warrants, rights and all other securities convertible or exercisable into, or exchangeable for, capital stock. Except as set forth in Section 4.3 of the Disclosure Schedule, there are no voting trusts or other Contracts or understandings to which the Company, any Company Subsidiary or any Company Shareholder is a party with respect to the transfer, voting or registration of the capital stock of the Company or any Company Subsidiary. There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary owns or has any Contract to acquire any equity securities or other securities of any Person or any, direct or indirect, equity or ownership interest in any other business, except for the Company Subsidiaries (with respect to the Company). No Person has any pre-emptive rights with respect to any security of the Company or any Company Subsidiary.

         (b) The Company directly owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer all of the issued and outstanding capital stock of each of the Company Subsidiaries, free and clear of any and all Encumbrances and Liens of any kind or nature whatsoever. There are no voting trusts, shareholder agreements or any other Contracts or understandings to which the Company is a party with respect to the capital stock of any Company Subsidiary. All of the outstanding capital stock of each Company Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable.

4.4      BOOKS AND RECORDS

         Except as disclosed in Section 4.4 of the Disclosure Schedule, the books of account and other records of the Company and each Company Subsidiary, all of which have been made available to Parent, are true, complete and correct in all material respects. Except as disclosed in Section 4.4 of the Disclosure Schedule, the minute books of the Company and each Company Subsidiary contain true, accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the board of directors, and committees of the board of directors of the Company and each Company Subsidiary, respectively. The stock books of the Company and each Company Subsidiary are true, complete and correct. At the Closing, all of such books and records will be in the possession of the Company.

4.5      FINANCIAL STATEMENTS

         (a) For purposes of this Agreement:  "Financial  Statements" shall mean
(i) the audited consolidated balance sheet of the Company as of November 30, 1998, and the related consolidated income statement for the year then ended, as set forth in Section 4.5 of the Disclosure Schedule and (ii) the unaudited unconsolidated balance sheet of the Company as of April 30, 1999 and the related unconsolidated income statement for the five (5) months ended on such date (the "Interim Financial Statements"). The Company has delivered to Parent true and complete copies of the Financial Statements.

         (b) The Financial Statements for the year ended November 30, 1998 (i) have been prepared from the books and records of the Company in accordance with GAAP, (ii) fully reflect all liabilities and contingent liabilities of the Company (on a consolidated basis) required to be reflected therein on such basis as at the date thereof, and (iii) fairly present the financial position of the Company (on a consolidated basis) as of the date of the balance sheet included in the Financial Statements and the results of its operations (on a consolidated basis) for the period indicated. The Interim Financial Statements
(i) have been prepared from the books and records of the Company on a basis consistent with the Company's historical practices, and (ii) fairly present the financial position of the Company (on a consolidated basis) as at the date of the balance sheet included therein and the results of its operations (on a consolidated basis) for the period indicated; provided, however, the Interim Financial Statements (x) are subject to normal year-end adjustments, (y) do not include footnotes, and (z) are not consolidated.

4.6      NO UNDISCLOSED LIABILITIES

         Except as set forth in Section 4.6 of the Disclosure Schedule, the Company and the Company Subsidiaries do not have any liabilities or obligations of any nature (whether known or unknown, absolute, accrued, contingent or otherwise, and whether due or to become due), except for liabilities or obligations reflected or reserved against in the Financial Statements and current liabilities incurred in the ordinary course of business since the date of the Financial Statements, consistent with past practices, which will not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole, provided that this representation and warranty shall not be deemed to apply with respect to those matters specified in Section 4.13(i).

4.7      NO MATERIAL ADVERSE CHANGE

         Since November 30, 1998, there has not been any material adverse change in the business, operations, properties, assets, liabilities, results of operations or condition (financial or otherwise) (a "Material Adverse Effect") of the Company or any Company Subsidiary, and no event has occurred or circumstance exists that could reasonably be expected to result in a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole, provided that the effect of any of the following shall not be considered a Material Adverse Effect: (A) general economic or financial conditions or (B) other developments that are not unique to the Company and/or the Company Subsidiaries but also affect other Persons who participate or are engaged in the lines of business in which the Company and/or the Company Subsidiaries participate or are engaged.

4.8      TAXES

         (a) "Taxes" shall mean all taxes, charges, fees, Encumbrances, Liens, customs, duties or other assessments, however denominated, including any interest, penalties, additions to tax or additional taxes that may become payable in respect thereof, imposed by the United States government, any state, local or foreign government, or any agency or political subdivision of any such government (a "Tax Authority"), which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, capital taxes, franchise taxes, gross receipt taxes, occupation taxes, real and personal property taxes, value added taxes, stamp taxes, transfer taxes, workers' compensation taxes, taxes relating to benefit plans and other obligations of the same or similar nature.

         (b) Except as set forth in Section 4.8 of the Disclosure Schedule, (i) each of the Company and each Company Subsidiary has filed or caused to be filed with the appropriate Taxing Authorities in a timely manner all Tax returns, reports and forms ("Returns") required to be filed by them; (ii) the information on such Returns is complete and accurate in all material respects; (iii) each of the Company and each Company Subsidiary has paid in full on a timely basis all Taxes or made adequate provision in the Financial Statements for all Taxes (whether or not shown on any Return) required to be paid by them; (iv) there are no Encumbrances or Liens for Taxes upon the assets or properties of the Company or any Company Subsidiary other than for Taxes not yet due and payable; and (v) no deficiencies for Taxes have been claimed, proposed, or assessed by any Tax Authority or other Governmental Authority with respect to the Company or any Company Subsidiary, and there are no pending or, to the Company's and the Controlling Shareholders' knowledge, threatened audits, investigations or claims for or relating to any liability in respect of Taxes of the Company or any Company Subsidiary.

         (c) There are no outstanding Contracts or waivers with respect to the Company extending the statutory period of limitation applicable to any Taxes and neither the Company nor any Company Subsidiary has requested any extension of time within which to file any Return, which has not yet been filed.

         (d) (i) Each of the Company and each Company Subsidiary has made provision for all Taxes payable by it and such provision is reflected on the Financial Statements with respect to any period covered thereby as to Taxes which are not payable prior to the date of such Financial Statements; (ii) the provisions for Taxes with respect to the Company (on a consolidated basis) for any period prior to the Closing (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) are adequate to cover all Taxes with respect to such period; (iii) each of the Company and each Company Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third Person;
(iv) all material elections with respect to Taxes made by the Company or any Company Subsidiary as of the date hereof are set forth in Section 4.8 of the Disclosure Schedule; (v) there are no private letter rulings in respect of any Tax pending between the Company or any Company Subsidiary and any Tax Authority, or between any Controlling Shareholder and any Tax Authority, if such ruling would affect the Company or any Company Subsidiary; (vi) neither the Company nor any Company Subsidiary has ever been a member of an affiliated group within the meaning of Section 1504 of the Code, or filed or been included in a combined, consolidated or unitary return of any Person (other than with respect to the Company and its Subsidiaries); (vii) neither the Company nor any Company Subsidiary is liable for Taxes of any other Person except with respect to sales taxes, and neither the Company nor any Company Subsidiary is currently under any contractual obligation to indemnify any Person with respect to Taxes, or a party to any tax sharing agreement or any other agreement providing for payments by the Company or any Company Subsidiary with respect to Taxes; (viii) neither the Company nor any Company Subsidiary is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code), during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (ix) neither the Company nor any Company Subsidiary is a "collapsible corporation" under Section 341 of the Code; (x) neither the Company nor any Company Subsidiary is a personal holding company within the meaning of Section 542 of the Code; (xi) neither the Company nor any Company Subsidiary is a party to any joint venture, partnership or other arrangement or Contract which could be treated as a partnership for Tax purposes; (xii) neither the Company nor any Company Subsidiary has agreed to or is required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign Law) in taxable income; (xiii) neither the Company nor any Company Subsidiary is a party to any Contract, arrangement or plan that could result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; and (xiv) Section 4.8 of the Disclosure Schedule contains a list of all jurisdictions to which any Tax is properly payable or in which any Return is required to be filed by the Company or any Company Subsidiary, and no written claim has ever been made by any Tax Authority in any other jurisdiction that the Company or any Company Subsidiary is subject to taxation in such jurisdiction.

4.9      ACCOUNTS RECEIVABLE

         All accounts receivable of the Company that are reflected on the Financial Statements or on the accounts receivable ledger of the Company or any Company Subsidiary as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. All of the Accounts Receivable are or will be collectible at the full recorded amount thereof, less any applicable reserves established in accordance with GAAP (except, with respect to the Interim Financial Statements, such reserves have been established in accordance with the Company's historical practices), in the ordinary course of business, except for such Accounts Receivable, the failure of which to be collected will not have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

4.10     TITLE TO PROPERTIES; ENCUMBRANCES

         Section 4.10 of the Disclosure Schedule contains a complete and accurate list of all real property, leaseholds or other interests therein owned or held by the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary owns, and has ever owned, any real property other than as specified in Section 4.10 of the Disclosure Schedule and, for each such property, Section 4.10 of the Disclosure Schedule sets forth the owner thereof, a brief description thereof (including approximate square footage), when purchased or acquired and the approximate purchase price thereof, the use made of such property and the approximate annual costs, fees and taxes associated with such property. The Company has delivered or made available to Parent true, correct and complete copies of the real property leases to which the Company or any Company Subsidiary is party or pursuant to which it or they use or occupy any real property. Except as set forth in Section 4.10 of the Disclosure Schedule, each of the Company and each Company Subsidiary has good title to all of the assets and properties, real and personal, tangible and intangible, it owns or purports to own, or uses in its business, including those reflected on its books and records and in the Financial Statements (except for accounts receivable collected and inventories, materials and supplies disposed of in the ordinary course of business consistent with past practice after the date of the most recent Financial Statements). Each of the Company and each Company Subsidiary has a valid leasehold, license or other interest in all of the other tangible assets or properties, real or personal, which are used in the operation of its business. Except as set forth in Section 4.10 of the Disclosure Schedule, all assets and properties owned, leased or used by the Company or any Company Subsidiary are free and clear of all Encumbrances and Liens, except for (a) liens for current Taxes not yet due, (b) workmen's, common carrier and other similar liens arising in the ordinary course of business, none of which materially detracts from the value or impairs the use of the asset or property subject thereto, or impairs the operations of the Company or any Company Subsidiary, (c) Encumbrances or Liens disclosed in the Financial Statements, and
(d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company or any Company Subsidiary, and (ii) zoning Laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

4.11     CONDITION AND SUFFICIENCY OF ASSETS

         The Facilities and other assets and property owned or used by the Company or any Company Subsidiary are structurally sound, are in good operating condition and repair (normal wear and tear excepted), and are adequate for the uses to which they are being put, and none of such Facilities or other property and assets owned or used by the Company or any Company Subsidiary is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Facilities and other assets and property owned or used by the Company and/or each Company Subsidiary are sufficient for the continued conduct of its or their business after the Closing in substantially the same manner as conducted prior to the Closing.

4.12     COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS

         (a) Except as set forth in Section 4.12 of the Disclosure Schedule, each of the Company and each Company Subsidiary is in compliance in all material respects with all Laws, licenses and Orders affecting the assets or properties owned or used by the Company or a Company Subsidiary or the business or operations of the Company or a Company Subsidiary including federal, state, local and foreign: (i) Occupational Safety and Health

Laws; (ii) securities Laws; and (iii) the Fair Credit Reporting Act and similar state, local and foreign Laws. Neither the Company nor any Company Subsidiary has been charged with violating, or to the knowledge of the Company or the Controlling Shareholders, threatened with a charge of violating, nor is the Company or any Company Subsidiary under investigation with respect to a possible violation of, any provision of any federal, state, local or foreign Law, Order or administrative ruling or license relating to any of its or their assets or properties or any aspect of its or their business.

         (b) Section 4.12 of the Disclosure Schedule contains a complete and accurate list of each Governmental Permit that is held by the Company or any Company Subsidiary or that otherwise relates to the business of, or to any of the assets or properties owned or used by, the Company or any Company Subsidiary. Each Governmental Permit listed or required to be listed in Section
4.12 of the Disclosure Schedule is valid and in full force and effect and is not subject to any Proceedings for suspension, modification or revocation.

4.13     LEGAL PROCEEDINGS

         Except as set forth in Section 4.13 of the Disclosure Schedule, there is no pending claim, action, investigation, arbitration, litigation or other judicial, regulatory or administrative proceeding ("Proceeding"):

                  (i) to the knowledge of the Company and the Controlling Shareholders, that has been commenced by or against the Company or any Company Subsidiary or that otherwise relates to the business of, or any of the assets or properties owned or used by, the Company or any Company Subsidiary; or

                  (ii)  that  challenges,   or  that  may  have  the  effect  of
preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

         To the knowledge of the Company and the Controlling Shareholders, no such Proceeding has been threatened. The Company has made available to Parent true, correct and complete copies of all pleadings, correspondence and other documents in its possession relating to each Proceeding listed in Section 4.13 of the Disclosure Schedule. The Proceedings listed in Section 4.13 of the Disclosure Schedule could not reasonably be expected to have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

4.14     ABSENCE OF CERTAIN CHANGES AND EVENTS

         Except as set forth in Section 4.14 of the Disclosure Schedule, since November 30, 1998, each of the Company and each Company Subsidiary has conducted its business only in the ordinary course, consistent with past practice, and there has not been any:

         (a) declaration, setting aside, making or payment of any dividend or other distribution or repurchase or payment in respect of shares of capital stock;

         (b) issuance, sale, disposition or Encumbrance of, or authorization for issuance, sale, disposition or Encumbrance of, or grant or issue of any options, warrants or rights to acquire with respect to, any shares of its capital stock or any other of its securities or any security convertible or exercisable into or exchangeable for any such shares or securities, or any change in its outstanding securities or shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

         (c) Encumbrance of its assets or properties;

         (d) payment or increase of any bonuses, salaries or other compensation to any shareholder, director, officer, consultant, agent or sales representative or (except in the ordinary course of business consistent with past practice) employee or entry into any employment, severance or similar Contract with any director, officer or employee;

         (e) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees, except in the ordinary course of business consistent with past practice;

         (f) damage to or destruction of any asset or property, whether or not covered by insurance, or loss of any Customer, which could reasonably be expected to have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole;

         (g) entry into, termination of, or receipt of notice of termination of any Contract or transaction involving a total remaining commitment by or to the Company or any Company Subsidiary of at least $100,000 including the entry into
(i) any document evidencing any indebtedness; (ii) any capital or other lease; or (iii) any guaranty;

         (h) sale, lease or other disposition (other than in the ordinary course of business consistent with past practice) of any asset or property;

         (i) cancellation, compromise, release or waiver of any debt, claim or right with a value to the Company or any Company Subsidiary in excess of $25,000;

         (j) creation, incurrence or assumption of any indebtedness for borrowed money or guarantee of any obligation or the net worth of any Person in an aggregate amount in excess of $25,000, except for endorsements of negotiable instruments for collection in the ordinary course of business;

         (k) discharge or satisfaction of any Encumbrance or Lien other than those which are required to be discharged or satisfied during such period in accordance with their original terms;

         (l) payment, discharge or satisfaction of any material obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except for any current liabilities, and the current portion of any long term liabilities, shown on the Financial Statements (or not required as of the date thereof to be shown thereon in accordance with GAAP) or incurred since the date of the most recent balance sheet in the ordinary course of business consistent with past practice;

         (m) loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquisition of any capital stock or other securities of or any ownership interest in, or a significant portion of the assets of, any other business enterprise;

         (n) capital investment or capital expenditure or capital improvement, addition or betterment in amounts which exceed $25,000 in the aggregate;

         (o) institution or settlement of any Proceeding before any Governmental Authority relating to it or its assets or properties;

         (p) except in the ordinary course of business consistent with past practice, commitment to provide services or goods for an indefinite period or a period of more than six (6) months;

         (q) change in the method of accounting or the accounting principles or practices used by the Company or any Company Subsidiary in the preparation of the Financial Statements except as required by GAAP;

         (r) entry into other Contracts, except Contracts made in the ordinary course of business consistent with past practice;

         (s) amendment or other modification of any of the Organizational Documents of the Company or any Company Subsidiary;

         (t) transfer or grant of any rights or licenses under, or entry into any settlement regarding the infringement of, any Intellectual Property Assets, or entry into any licensing or similar agreements or arrangements; or

         (u) agreement, whether oral or written, by the Company or any Company Subsidiary to do any of the foregoing.

4.15     CONTRACTS; NO DEFAULTS

         (a) Section 4.15(a) of the Disclosure Schedule contains a complete and accurate list, and the Company has delivered to Parent true, correct and complete copies, of:

                  (i) each Contract involving payments of at least $100,000 that involves performance of services or delivery of goods or materials by the Company or any Company Subsidiary;

                  (ii) each Contract involving payments of at least $100,000 that involves performance of services or delivery of goods or materials to the Company or any Company Subsidiary;

                  (iii) each lease, license and other Contract affecting any leasehold or other interest in any real or personal property to which the Company or any Company Subsidiary is a party;

                  (iv) each  licensing  agreement or other Contract to which the
Company or any Company Subsidiary is a party with respect to patents, trademarks, copyrights, trade secrets or other intellectual property, including agreements with current or former employees, consultants or contractors regarding the use or disclosure of any intellectual property;

                  (v) each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees involving or affecting the Company or any Company Subsidiary;

                  (vi) each joint venture, partnership and other Contract involving a sharing of profits, losses, costs or liabilities by the Company or any Company Subsidiary with any other Person or requiring the Company or any Company Subsidiary to make a capital contribution;

                  (vii) each Contract to which the Company or any Company Subsidiary is a party containing covenants that in any way purport to restrict the business activity of the Company or any Company Subsidiary or any of the key employees of the Company or any Company Subsidiary (collectively, the "Key Employees") or limit the freedom of the Company or any Company Subsidiary or any of the Key Employees to engage in any line of business or to compete with any Person or hire any Person;

                  (viii) each employment or consulting agreement between the Company or any Company Subsidiary and its employees and consultants;

                  (ix) each agreement between the Company or any Company Subsidiary and an officer or director of the Company or any Company Subsidiary or any affiliate of any of the foregoing;

                  (x) each power of attorney granted by the Company or any Company Subsidiary that is currently effective and outstanding;

                  (xi) each Contract for capital expenditures by the Company or any Company Subsidiary in excess of $25,000;

                  (xii) each agreement of the Company or any Company  Subsidiary under which any money has been or may be borrowed or loaned or any note, bond, factoring agreement, indenture or other evidence of indebtedness has been issued or assumed (other than those under which there remain no ongoing obligations of the Company or any Company Subsidiary), and each guaranty (including "take-or-pay" and "keepwell" agreements) by the Company or any Company Subsidiary of any evidence of indebtedness or other obligation, or of the net worth, of any Person (other than endorsements for the purpose of collection in the ordinary course of business);

                  (xiii) each agreement of the Company or any Company Subsidiary containing restrictions with respect to the payment of dividends or other distributions in respect of its capital stock;

                  (xiv) each stock purchase, merger or other agreement pursuant to which the Company or any Company Subsidiary acquired any material amount of assets (other than capital expenditures), and all relevant documents and agreements delivered in connection therewith;

                  (xv) each agreement to which the Company or any Company Subsidiary is a party containing a change of control provision;

                  (xvi) each other agreement to which the Company or any Company Subsidiary is a party having an indefinite term or a fixed term of more than one
(1) year (other than those that are terminable at will or upon not more than thirty (30) days' notice by the Company or such Company Subsidiary without penalty) or requiring payments by the Company or any Company Subsidiary of more than $100,000 per year; and

                  (xvii) each standard form of agreement pursuant to which the Company provides services or goods to customers.

         (b) Except as set forth in Section 4.15(b) of the Disclosure Schedule, each Contract identified or required to be identified in Section 4.15(a) of the Disclosure Schedule is in full force and effect and is valid and enforceable against the Company or such Company Subsidiary and, to the knowledge of the Company and the Controlling Shareholders, against the other parties thereto in accordance with its terms.

         (c) Except as set forth in Section 4.15(c) of the Disclosure Schedule:

                  (i) each of the Company and each Company Subsidiary is in full compliance with all applicable terms and requirements of each Contract under which the Company or such Company Subsidiary has any obligation or liability or by which the Company or such Company Subsidiary or any of the assets or properties owned or used by the Company or such Company Subsidiary is or was bound, except for such noncompliance that could not reasonably be expected to have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole;

                  (ii) to the knowledge of the Company and the Controlling Shareholders, each other Person that has or had any obligation or liability under any Contract under which the Company or any Company Subsidiary has any rights is in full compliance with all applicable terms and requirements of such Contract; and

                  (iii) to the knowledge of the Company and the Controlling Shareholders, no event has occurred and no circumstance exists that (with or without notice or lapse of time or both) is likely to result in a violation or breach of any Contract.

4.16     INSURANCE

         Section 4.16 of the Disclosure Schedule sets forth the premium payments and describes all the insurance policies of the Company and the Company Subsidiaries, which policies are now in full force and effect in accordance with their terms and expire on the dates shown on Section 4.16 of the Disclosure Schedule. There has been no default in the payment of premiums on any of such policies, and there is no ground for cancellation or avoidance of any such policies, or any increase in the premiums thereof, or for reduction of the coverage provided thereby. Such policies shall continue in full force and effect up to the expiration dates shown in Section 4.16 of the Disclosure Schedule. True, correct and complete copies of all insurance policies listed in Section
4.16 of the Disclosure Schedule have been previously furnished to Parent.

4.17     ENVIRONMENTAL MATTERS

         (a) Each of the Company and each Company Subsidiary is in compliance with all applicable Environmental Laws which compliance includes, but is not limited to, the possession by the Company and each Company Subsidiary of all Governmental Permits required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Neither the Company nor any Company Subsidiary has received notice of, and neither the Company nor any Company Subsidiary, nor any predecessor of any of them is the subject of, any Environmental Claim or Remedial Action. There are no circumstances or conditions related to the Company or any Company Subsidiary, the Company's or any Company Subsidiary's operations or any of the Company's or any Company Subsidiary's

Facilities that are reasonably likely to prevent or interfere with such compliance or give rise to an Environmental Claim or Remedial Action in the future.

         (b) There are no Environmental Claims that are pending or, to the knowledge of the Company and the Controlling Shareholders, threatened against the Company or any Company Subsidiary, the Company's or any Company Subsidiary's Facilities or against any Person whose liability for any Environmental Claim the Company or any Company Subsidiary has retained or assumed either contractually or by operation of Law.

         (c) Neither the Company, nor any Company Subsidiary, nor any other Person acting on behalf of the Company or any Company Subsidiary (solely with respect to any such other Person, with the Company's, any Company Subsidiary's or any Controlling Shareholder's knowledge) has (A) disposed of, transported or arranged for the disposal of any Hazardous Materials to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Materials, (ii) any Facilities or (iii) any site which, pursuant to CERCLA or any similar state Law, has been placed on the National Priorities List, CERCLIS or their state equivalents, and (B) there has not occurred during the period the Company or any Company Subsidiary operated or possessed any Facility or is presently occurring a Release, or threatened Release, of any Hazardous Materials on, into or beneath the surface of, or adjacent to, any Facilities.

         (d) Section 4.17 of the Disclosure Schedule identifies (a) all environmental audits, assessments, or occupational health studies undertaken by the Company, any Company Subsidiary or its or their agents on its or their behalf, or undertaken by any Governmental Authority, or any third Person, relating to the Facilities; (b) the results of any groundwater, soil, air or asbestos monitoring undertaken by the Company, any Company Subsidiary or its or their agents on its or their behalf, or, to the knowledge of the Company and the Controlling Shareholders, undertaken by any Governmental Authority or any third Person, relating to the Facilities; and (c) all written communications between the Company or any Company Subsidiary and any Governmental Authority arising under or related to Environmental Laws.

4.18     EMPLOYEES

         (a) Section 4.18 of the Disclosure Schedule contains a complete and accurate list of the following information for each employee of the Company or any Company Subsidiary: name; job title; base salary; bonus; vacation accrued; service credited for purposes of vesting and eligibility to participate under any employee benefit plan of any nature; and whether such employee is a party to a non-competition agreement with the Company or such Company Subsidiary.

         (b) No officer or Key Employee of the Company or any Company Subsidiary is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such officer or Key

Employee and any other Person that could adversely affect (i) the performance of his duties as an officer or employee of the Company or such Company Subsidiary, or (ii) the ability of the Company or such Company Subsidiary to conduct its business. To the knowledge of the Company and the Controlling Shareholders, no officer or other Key Employee of the Company or any Company Subsidiary intends to terminate his or her employment with the Company or such Company Subsidiary.

         (c) No Key Employee of the Company or any Company Subsidiary is bound by any agreement with any other Person that is violated or breached by such employee performing the services he is performing for the Company or such Company Subsidiary.

         (d) Except as listed on Section 4.18 of the Disclosure Schedule, neither the Company nor any Company Subsidiary has had a "Plant Closing" or a "Mass Layoff" within the meaning of the federal Workers Adjustment and Retraining Notification Act of 1988 ("WARN") and with respect to any such Plant Closing or Mass Layoff, the Company or such Company Subsidiary has complied in all respects with the requirements of WARN.

         (e) The Company has delivered to Parent or its counsel prior to the date hereof true and complete copies of any employment agreements and any procedures and policies relating to the employment of employees of the Company or any Company Subsidiary and the use of temporary employees and independent contractors by the Company or any Company Subsidiary (including summaries of any procedures and policies that are unwritten).

4.19     EMPLOYEE BENEFITS

         (a) Except as listed on Section 4.19(a) of the Disclosure Schedule, the Company and the Company Subsidiaries (either individually or collectively) do not maintain, have an obligation to contribute to or have any actual or contingent liability with respect to any Employee Benefit Plan. "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits (other than ordinary cash compensation) to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof), of the Company or any Company Subsidiary, which are now, or were within the past six years, maintained by the Company or any Company Subsidiary, or under which the Company or any Company Subsidiary has or could have any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements.

         The Company has delivered to Parent or its counsel prior to the date hereof true and complete copies of (i) plan instruments and amendments thereto for all Employee Benefit Plans (or written summaries of any Employee Benefit Plans that are unwritten) and related trust agreements, insurance and other contracts, summary plan descriptions, and summaries of material modifications, and material communications distributed to the participants of each Plan, (ii) to the extent annual reports on Form 5500 are required with respect to any Employee Benefit Plan, the three most recent annual reports and attached schedules for each Employee Benefit Plan as to which such report is required to be filed and (iii) where applicable, the most recent
(A) opinion, notification and determination letters, (B) audited financial statements, (C) actuarial valuation reports and (D) nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) for each Employee Benefit Plan.

         (b) Except as set forth in Section 4.19(b) of the Disclosure Schedule, the Company and the Company Subsidiaries do not have and have never had an ERISA Affiliate. "ERISA Affiliate" means any entity (whether or not incorporated) other than the Company or a Company Subsidiary that, together with the Company and the Company Subsidiaries, is a member of (i) a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) a group of trades or businesses under common control within the meaning of Section 414(c) of the Code; or (iii) an affiliated service group within the meaning of Section 414(m) of the Code.

         (c) Neither the Company nor any Company Subsidiary maintains or has ever maintained or contributes to or has ever contributed to an Employee Benefit Plan subject to Title IV of ERISA (including a multiemployer plan) and no facts exist under which the Company or any Company Subsidiary could incur any liability under Title IV of ERISA.

         (d) With respect to each Employee Benefit Plan, (i) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and
Section 4975 of the Code, respectively) has at any time engaged in a transaction which could subject Parent, Merger Sub or the Company or any Company Subsidiary, directly or indirectly, to a tax, penalty or liability for prohibited transactions imposed by ERISA or the Code and (ii) no fiduciary (as defined in Section 3(21) of ERISA) with respect to any Employee Benefit Plan, for whose conduct the Company or any Company Subsidiary could have any liability (by reason of indemnities or otherwise), has breached any of the responsibilities or obligations imposed upon the fiduciary under Title I of ERISA.

         (e) Except as disclosed in Section 4.19(e) of the Disclosure Schedule, each Employee Benefit Plan which is a "welfare plan" within the meaning of
Section 3(1) of ERISA and which provides health, disability or death benefits is fully insured; neither the Company nor any Company Subsidiary is obligated to directly pay any such benefits or to reimburse any third Person payor for the payment of such benefits.

         (f) Each Employee Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is subject to Sections 201, 301 or 401 of ERISA has received a favorable determination letter from the Internal Revenue Service covering all amendments required by the Tax Reform Act of 1986 and prior legislation and there are no circumstances that are likely to result in revocation of

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

any such favorable determination letter. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable Laws, Orders or governmental rules and regulations currently in effect with respect thereto, and by its terms can be amended and/or terminated at any time. As of and including the Closing Date, the Company, each Company Subsidiary and each ERISA Affiliate (i) shall have performed all material obligations required to be performed by it under, and shall not be in material default under or in material violation of any Employee Benefit Plan and (ii) shall have made all contributions or payments required to be made by it up to and including the Closing Date with respect to each Employee Benefit Plan, or adequate accruals therefor will have been provided for and will be reflected on the Financial Statements provided to Parent by the Company. All notices, filings and disclosures required by ERISA or the Code (including notices under Section 4980B of the Code and certifications under the Health Insurance Portability and Accountability Act) have been timely made.

         (g) Neither the Company nor any Company Subsidiary has received or is aware of any Proceeding (other than routine claims for benefits) pending or, to the knowledge of the Company and the Controlling Shareholders, threatened with respect to any Employee Benefit Plan or against any fiduciary of any Employee Benefit Plan, and there are no facts that could give rise to any such Proceeding. There has not occurred any circumstances by reason of which the Company or any Company Subsidiary may be liable for an act, or a failure to act, by a fiduciary with respect to any Employee Benefit Plan.

         (h) There are no complaints, charges or claims against the Company or any Company Subsidiary pending or, to the Company's and the Controlling Shareholders' knowledge, threatened to be brought by or filed with any Governmental Authority and no facts exist as a result of which the Company or any Company Subsidiary could have any liability based on, arising out of, in connection with or otherwise relating to the classification of any individual by the Company or any Company Subsidiary as an independent contractor or "leased employee" (within the meaning of Section 414(n) of the Code) rather than as an employee.

         (i) Section 4.19(i) of the Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any Company Subsidiary who holds (i) any option to purchase Company Common Stock, together with the number of shares of Company Common Stock subject to such option, the option price of such option (to the extent determinable), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option; (ii) any shares of Company Common Stock that are restricted as a result of an agreement with the Company or the stock plan of the Company; and
(iii) any other right, directly or indirectly, to receive Company Common Stock or any other compensation based in whole or in part on the value of Company Common Stock, together with the number of shares of Company Common Stock subject to such right.

         (j) Section 4.19(j) of the Disclosure Schedule sets forth a true and complete list of (i) all agreements with consultants who are individuals obligating the Company or any Company Subsidiary to make annual cash payments in an amount exceeding $25,000; and (ii) all agreements with respect to the services of independent contractors or leased employees who are individuals or individuals doing business in a corporate form whether or not they participate in any of the Employee Benefit Plans.

         (k) (i) No Employee Benefit Plan is an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or otherwise invests in Company Common Stock; and (ii) the consummation of the transactions contemplated by this Agreement will not, alone or together with any other event, (A) entitle any employee or former employee of the Company or any Company Subsidiary to any payment, (B) result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any employee or former employee or (C) result in any parachute payment under Section 280G of the Code, whether or not such payment is considered reasonable compensation for services rendered. The Company will take all actions within its control to ensure that all actions required to be taken by a fiduciary of any Employee Benefit Plan in order to effectuate the transaction contemplated by this Agreement shall comply with the terms of such Plan, ERISA and other applicable Laws.

         (l) Except as required by foreign law and disclosed in Section 4.19(l) of the Disclosure Schedule, neither the Company nor any Company Subsidiary maintains any Employee Benefit Plan covering non-U.S. employees.

         (m) No Employee Benefit Plan provides benefits, including, without limitation, death or medical benefits (through insurance or otherwise) with respect to any employee or former employee of the Company or any Company Subsidiary beyond their retirement or other termination of service other than
(i) coverage mandated by applicable Law, (ii) retirement or death benefits under any Pension Plan, (iii) disability benefits under any welfare plan that have been fully provided for by insurance or otherwise, (iv) deferred compensation benefits accrued as liabilities on the consolidated books of the Company or (v) benefits in the nature of severance pay.

         (n) No Employee Benefit Plan is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code.

         (o) No Employee Benefit Plan, other than a Pension Plan, is funded through a trust intended to be exempt from tax pursuant to Section 501 of the Code.

         (p) Neither the Company nor any Company Subsidiary has proposed, agreed to or announced any changes to any Employee Benefit Plan that would cause an increase in benefits under any such Employee Benefit Plan (or the creation of new benefits or plans) or to change any employee coverage which would cause an increase in the expense of maintaining any such plan.

         (q) Except as disclosed in Section 4.19(q) of the Disclosure Schedule, no Employee Benefit Plan provides for the payment of severance benefits and no "leased employee" (within the meaning of Section 414(n) or (o) of the Code) performs any services for the Company or any Company Subsidiary.

4.20     LABOR RELATIONS

         Except as set forth in Section 4.20 of the Disclosure Schedule:

         (a) To the knowledge of the Company and the Controlling Shareholders, no employee is considering terminating his or her employment with the Company or any Company Subsidiary.

         (b) No condition or state of facts or circumstances exists which could materially adversely affect the Company's or any Company Subsidiary's relations with its employees, including the consummation of the transactions contemplated by this Agreement.

         (c) Each of the Company and each Company Subsidiary is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours and none of them is engaged in any unfair labor practice.

         (d) No collective bargaining agreement with respect to the business of the Company or any Company Subsidiary is currently in effect or being negotiated. Neither the Company nor any Company Subsidiary has encountered any labor union or collective bargaining organizing activity with respect to its employees. Neither the Company nor any Company Subsidiary has any obligation to negotiate any such collective bargaining agreement, and, to the knowledge of the Company and the Controlling Shareholders, there is no indication that the employees of the Company or any Company Subsidiary desire to be covered by a collective bargaining agreement.

         (e) There are no strikes, slowdowns, work stoppages or other labor trouble pending or, to the knowledge of the Company and the Controlling Shareholders, threatened with respect to the employees of the Company or any Company Subsidiary, nor has any of the above occurred or, to the knowledge of the Company and the Controlling Shareholders, been threatened.

         (f) There is no representation claim or petition pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of the Company and the Controlling Shareholders, no question concerning representation has been raised or threatened respecting the employees of the Company or any Company Subsidiary.

         (g) There are no complaints or charges against the Company or any Company Subsidiary pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of the Company and the Controlling Shareholders, no complaints or charges have been filed or threatened to be filed against the Company or any Company Subsidiary with any such board or agency.

         (h) To the knowledge of the Company and the Controlling Shareholders, no charges with respect to or relating to the business of the Company or any Company Subsidiary are pending before the Equal Employment Opportunity
Commission or any state or local agency responsible for the prevention of unlawful employment practices.

         (i) Section 4.20 of the Disclosure Schedule accurately sets forth all unpaid severance which, as of the date hereof, is due or claimed, in writing, to be due from the Company or any Company Subsidiary to any Person whose employment with the Company or such Company Subsidiary was terminated.

         (j) Neither the Company nor any Company Subsidiary has received notice of the intent of any government body or Governmental Authority responsible for the enforcement of labor or employment Laws to conduct an investigation of the Company or such Company Subsidiary and no such investigation is in progress.

         (k) Neither the Company nor any Company Subsidiary is and, to the knowledge of the Company and the Controlling Shareholders, no employee of the Company or any Company Subsidiary is, in violation in any material respect of any employment agreement, non-disclosure agreement, non-compete agreement or any other agreement regarding an employee's employment with the Company or any Company Subsidiary.

         (l) Each of the Company and each Company Subsidiary has paid all wages which are due and payable to each of its employees and each of its independent contractors.

4.21     INTELLECTUAL PROPERTY

         (a) Intellectual   Property   Assets--As   used   herein,   the  term
"Intellectual Property Assets" shall mean all worldwide intellectual property rights including without limitation: (i) all trademarks, service marks, trade names, common law trademarks, business names, Internet domain names, trade dress, slogans, and the goodwill associated therewith, and all registrations or applications therefor (collectively, "Marks"); (ii) all patents, patent applications and inventions and discoveries that may be patentable
(collectively, "Patents"); (iii) all copyrights in both published works and unpublished works, including training manuals, marketing and promotional materials, internal reports, business plans and any other expressions, mask works and software and videos, whether registered or unregistered, and all registrations or applications in connection therewith (collectively, "Copyrights"); and (iv) all trade secrets, know-how, confidential information, customer lists, technical information, proprietary information, technologies, processes and formulae, source code, algorithms, architecture, structure, display screens and development tools, data, plans, drawings and blue prints, whether tangible or intangible and whether or how stored, compiled, or memorialized physically, electronically, photographically, or otherwise (collectively, "Trade Secrets"); owned, used or licensed by the Company or any Company Subsidiary as licensee or licensor and that are used in or material to the conduct of the business of the Company or any Company Subsidiary as it is currently conducted or as proposed to be conducted.

         (b) Rights--The Company or a Company Subsidiary, as applicable, (i) owns all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances and Liens, or (ii) licenses or otherwise possesses legally enforceable rights to use each of the Intellectual Property Assets, and, in each case of clause (i) or (ii), the Company and/or Company Subsidiary may transfer such rights as contemplated by this Agreement. Each of the Company and each Company Subsidiary has made all necessary filings and recordations to protect and maintain its interest in the Intellectual Property Assets, except where the failure to so protect or maintain (x) does not relate to a material Intellectual Property Asset and (y) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

         (c) Agreements--Section 4.21(c) of the Disclosure Schedule contains a true, correct and complete list and summary description, including any royalties paid or received by the Company or any Company Subsidiary, of all Contracts relating to the Intellectual Property Assets to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound. Each license of Intellectual Property Assets listed in Section 4.21(c) is valid, subsisting, and enforceable, and shall continue in effect on its current terms upon consummation of the transactions contemplated by this Agreement.

         (d) Patents--(i) Section 4.21(d) of the Disclosure Schedule contains a true, correct and complete list of all Patents; (ii) all Patents are valid and subsisting and all maintenance fees, annuities and the like have been paid;
(iii) to the knowledge of the Company and the Controlling Shareholders, none of the Patents is infringed or has been challenged or threatened in any way by any Person, and none of the products or technology used, sold or licensed or proposed for use, sale or license by the Company or any Company Subsidiary infringes or is alleged to infringe any rights of any Person; and (iv) all products covered by the Patents have been marked with appropriate patent notices.

         (e) Trademarks--(i) Section 4.21(e) of the Disclosure Schedule contains a true, correct and complete list of all Marks; (ii) all Marks are valid and subsisting; (iii) to the knowledge of the Company and the Controlling Shareholders, none of the Marks is infringed or has been challenged or threatened in any way by any Person, and no claims exist against the use by the Company or any Company Subsidiary of any trademarks, service marks, trade names, or trade dress used in the business of the Company or any Company Subsidiary as currently conducted or as proposed to be conducted; and (iv) all materials encompassed by the Marks have been marked with appropriate trademark and registration notices.

         (f) Copyrights--(i) Section 4.21(f) of the Disclosure Schedule contains a true, correct and complete list of all Copyrights; (ii) all the Copyrights owned by the Company or any Company Subsidiary, whether or not registered, are valid and enforceable; (iii) to the knowledge of the Company and the Controlling Shareholders, none of the Copyrights is infringed or has been challenged or threatened in any way, and no claims exist against the use by the Company or any Company Subsidiary of any writings or other expressions used in the business of the Company or any Company Subsidiary as currently conducted or as proposed to be conducted; and (iv) all works encompassed by the Copyrights have been marked with appropriate copyright notices.

         (g) Trade Secrets--Each of the Company and each Company Subsidiary has taken reasonable precautions to protect the secrecy, confidentiality and value of its Trade Secrets. To the knowledge of the Company and the Controlling Shareholders, the Trade Secrets have not been used, divulged or appropriated either for the benefit of any Person (other than the Company or a Company Subsidiary) or to the detriment of the Company or any Company Subsidiary. None of the Trade Secrets is subject to any material adverse claim or, to the knowledge of the Company and the Controlling Shareholders, has been challenged or threatened in any way.

4.22     CERTAIN PAYMENTS

         Neither the Company nor any Company Subsidiary nor any shareholder, director, officer, agent or employee of the Company or any Company Subsidiary, or to the knowledge of the Company and the Controlling Shareholders, any other Person associated with or acting for or on behalf of the Company or any Company Subsidiary, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services in violation of the Foreign Corrupt Practices Act or any similar Law (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions, or for special concessions already obtained, for or in respect of the Company or any Company Subsidiary or any affiliate of the Company or any Company Subsidiary, or (b) established or maintained any fund or asset of the Company or any Company Subsidiary that has not been recorded in the consolidated books and records of the Company and the Company Subsidiaries.

4.23     RELATIONSHIPS WITH RELATED PERSONS

         Except as set forth in Section 4.23 of the Disclosure Schedule, no Controlling Shareholder, shareholder, affiliate, officer, director or employee of the Company or any Company Subsidiary, nor any spouse or child of any of them or any Person associated with any of them ("Related Person"), has any interest in any assets or properties used in or pertaining to the business of the Company or any Company Subsidiary. Except as set forth in Section 4.23 of the Disclosure Schedule, none of the Controlling Shareholders, shareholders, affiliates, officers, directors or employees of the Company or any Company

Subsidiary nor any Related Person has owned, directly or indirectly, and whether on an individual, joint or other basis, any equity interest or any other financial or profit interest in a Person (other than less than two percent (2%) of the outstanding capital stock of a Person subject to the reporting requirements of the Exchange Act) that has (i) had business dealings with the Company or any Company Subsidiary, or (ii) engaged in competition with the Company or any Company Subsidiary. Except as set forth in Section 4.23 of the Disclosure Schedule, no Controlling Shareholder, shareholder, affiliate, officer, director or employee of the Company or any Company Subsidiary nor any Related Person is a party to any Contract with, or has any claim or right against, or owes any amounts to, the Company or any Company Subsidiary, except employment or consulting agreements listed in Section 4.15(a) of the Disclosure Schedule. All loans, payables and other amounts due to or from the Company or any Company Subsidiary and its affiliates are listed in Section 4.23 of the Disclosure Schedule.

4.24     BROKERS OR FINDERS

         Except as set forth in Section 4.24 of the Disclosure Schedule, neither the Company nor any Company Subsidiary nor any Controlling Shareholder or any of their agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby.

4.25     DEPOSIT ACCOUNTS

         Section 4.25 of the Disclosure Schedule contains a true, correct and complete list of (a) the name of each financial institution in which the Company or any Company Subsidiary has an account or safe deposit box, (b) the names in which each account or box is held, (c) the type account, and (d) the name of each person authorized to draw on or have access to each account or box.

4.26     POOLING-OF-INTERESTS

         The Company, the Company Subsidiaries and the Controlling Shareholders have not taken or agreed to take any action, or caused any event or condition to occur, which would affect the ability of Parent to account for the transactions contemplated hereby as a pooling-of-interests for financial reporting and accounting purposes.

4.27     CUSTOMER RELATIONSHIPS

         Except as set forth in Section 4.27 of the Disclosure Schedule, to the knowledge of the Company and the Controlling Shareholders, there are no facts or circumstances, including the consummation of the transactions contemplated by this Agreement, that are reasonably likely to result in the loss of any material Customer of the Company or any Company

Subsidiary or a material change in the relationship of the Company or any Company Subsidiary with such a Customer.

4.28     CONDUCT OF BUSINESS; USE OF NAME

         The Company owns and has the exclusive right, title and interest in and to the name "Delatech Incorporated" and the Company has not licensed to any other Person the right to use the same, or any confusing derivative thereof, as its corporate name or otherwise in connection with the operation of any business similar or related to the business conducted by the Company and the Company Subsidiaries or any of them.

4.29     RESTRICTIONS ON BUSINESS ACTIVITIES.

         There is no Contract or Order binding upon the Company or any Company Subsidiary or, to the knowledge of the Company and the Controlling Shareholders, threatened that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any Company Subsidiary (either individually or in the aggregate), any acquisition of property by the Company or any Company Subsidiary (either individually or in the aggregate), providing of any service by the Company or any Company Subsidiary or the hiring of employees or the conduct of business by the Company or any Company Subsidiary (either individually or in the aggregate) as currently conducted or proposed to be conducted.

4.30     OUTSTANDING INDEBTEDNESS

         Section 4.30 of the  Disclosure  Schedule sets forth as of May 21, 1999
(a) the amount of all indebtedness for borrowed money of the Company or any Company Subsidiary then outstanding and the interest rate applicable thereto,
(b) any Encumbrances or Liens which relate to such indebtedness and (c) the name of the lender or the other payee of each such indebtedness.

4.31     SUPPLIERS; RAW MATERIALS CONTRACTORS

         Section 4.31 of the Disclosure Schedule sets forth for the year ended November 30, 1998 and the five (5) months ended April 30, 1999, (i) the names and addresses of the three (3) largest suppliers, contractors and subcontractors of the Company and the Company Subsidiaries based on the aggregate value of raw materials, supplies, merchandise and other goods and services ordered by the Company and the Company Subsidiaries from such suppliers, contractors and subcontractors during such period and (ii) the amount for which each such supplier, contractor or subcontractor invoiced the Company or a Company Subsidiary during such period. The Company, the Company Subsidiaries and the Controlling Shareholders have not received any notice or have no reason to believe that there has been any material adverse change in the price of such raw materials, supplies, merchandise or other goods or services, or that any such supplier, contractor or subcontractor will not sell raw materials, supplies, merchandise and other goods and services to the Company or any Company Subsidiary at any time after the Closing Date on terms and conditions substantially the same as those used in its current sales to the Company or a Company Subsidiary subject to general and customary price increases.

4.32     CUSTOMERS

         Section 4.32 of the Disclosure Schedule sets forth (a) a true, complete and correct listing of the ten (10) largest customers (the "Customers") of the Company and the Company Subsidiaries (based upon the amounts specified in clause
(b) below) and (b) the amount for which each such Customer was invoiced during the year ended November 30, 1998 and the five (5) months ended April 30, 1999.

4.33     PROJECTIONS

         The Company has delivered to Parent and Merger Sub written projections for the Company and the Company Subsidiaries dated March 31, 1999 entitled "peer group comparisons." Such projections were prepared in good faith by the officers and directors of the Company and the assumptions underlying such projections, taken as whole, are reasonable as of the date of such projections.

4.34     YEAR 2000 COMPLIANCE

         (a) All hardware, software and embedded systems used by the Company and/or any Company Subsidiary, including any hardware, software and embedded systems used in connection with product and service development, operations and production, financial operations, office and administration operations, human resources functions, and legal and audit functions (the "Systems") are, to the knowledge of the Company and the Controlling Shareholders, designed to be used prior to, during, and after the calendar year 2000 ("Year 2000"). The Systems operate and will operate during each such time periods without error relating to date data that could reasonably be expected to result in a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole. Without limiting the generality of the foregoing, except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole:

                           (i) the Systems will not provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century;

                           (ii) the Systems have been designed to ensure Year 2000 compatibility, including date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century;

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

                           (iii) the Systems are designed to be used prior to, during and after the Year 2000, and the Systems will operate during each such time period without error relating to date data specifically including any error relating to, or the product of, date data which represents or references different centuries;

                           (iv) the  date  rollovers  will not  cause  erroneous
processing;

                           (v) manipulation of date data will be free of error over the range of dates that the Systems are expected to handle;

                           (vi) explicit century values will be correctly stored
         and  passed   across  all   applicable   interfaces   (including   user
         interfaces);

                           (vii) all  leap  year  values   will  be   correctly
         calculated and processed across all applicable interfaces (including user interfaces); and

                           (viii) the Systems will handle the date September 9, 1999, as well as store and pass such date across all interfaces (including user interfaces).

         (b) Section 4.34 of the Disclosure Schedule describes any Year 2000 compliance audit or similar audit conducted by the Company or any Company Subsidiary and the identity of any consultants or other Persons engaged in connection therewith. The Company has delivered true, correct and complete copies of the reports or results of any such audits to Parent.

4.35     PAYABLES

         There has been no adverse change since the date of the Financial Statements in the amount or delinquency of accounts payable of the Company or any Company Subsidiary (either individually or in the aggregate) which could reasonably be expected to have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

4.36     INVENTORIES

         All inventories of raw materials, supplies, work in progress and finished goods of each of the Company and each Company Subsidiary are of good, usable and merchantable quality in all material respects and do not include obsolete or discontinued items. Except as set forth in Section 4.36 of the Disclosure Schedule, (a) all such inventories are of such quality as to meet the quality control standards of the Company and the Company Subsidiaries and any applicable governmental quality control standards, (b) all such finished goods are saleable as current inventories at the current prices of the Company and the Company Subsidiaries in the ordinary course of business, (c) all such inventories are recorded on the books at the lower of cost or market value determined in accordance with GAAP (except, with respect to the Interim Financial Statements, such determinations were made in accordance with the Company's historical practices) and (d) no write-down in inventory has been made or should have been made pursuant to GAAP (or, with respect to the Interim Financial Statements, consistent with the Company's historical practices) during the past two years.

4.37     PRODUCT WARRANTIES; PRODUCT LIABILITY

         The Company has delivered to the Parent complete and correct copies of the standard terms and conditions of sale or lease for each of the products or services of the Company and/or each Company Subsidiary (containing applicable guaranty, warranty and indemnity provisions). Except as required by Law or as set forth in Section 4.37 of the Disclosure Schedule, no product manufactured, sold, leased or delivered by, or service rendered by or on behalf of, the Company or any Company Subsidiary is subject to any guaranty, warranty or other indemnity, express or implied, beyond such standard terms and conditions.

4.38     DISCLOSURE

         No  representation  or  warranty  of the  Company  or  any  Controlling
Shareholder  in this  Agreement  as modified  by  statements  in the  Disclosure
Schedule is inaccurate in any material respect or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

5.       REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company and the Controlling Shareholders as follows:

5.1      ORGANIZATION AND GOOD STANDING

         Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has full corporate power and authority to conduct its business as it is now being conducted and to own or use the assets and properties that it purports to own or use. Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each state or other jurisdiction in which either the ownership or use of the assets or properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole.

5.2      AUTHORITY; NO CONFLICT

         (a) Parent and Merger Sub each has the right, power, authority and capacity to execute and deliver this Agreement and the Transaction Documents to which Parent or Merger Sub is a party, to consummate the Merger and the other transactions contemplated hereby and thereby and to perform their respective obligations under this Agreement and the Transaction Documents to which Parent or Merger Sub is a party. This Agreement has been duly authorized and approved, executed and delivered by Parent and Merger Sub and constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms. Upon the execution and delivery by Parent and Merger Sub of the Transaction Documents to which Parent or Merger Sub is a party, such Transaction Documents will constitute the legal, valid and binding obligations of Parent and Merger Sub, enforceable against them in accordance with their respective terms.

         (b) Except as set forth in Section 5.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement or any Transaction Document by Parent or Merger Sub nor the consummation or performance by Parent or Merger Sub of the Merger or any of the other transactions contemplated hereby or thereby, including issuance of the Parent Shares pursuant to this Agreement, will, directly or indirectly (with or without notice or lapse of time or both):

                  (i) contravene, conflict with, or result in a violation or breach of (A) any provision of the Organizational Documents of Parent or Merger Sub, (B) any resolution adopted by the board of directors or the shareholders of Parent or Merger Sub, (C) any legal requirement or any Order, award, decision, settlement or process to which Parent or Merger Sub or any of the assets or properties owned or used by them may be subject, or (D) any Governmental Permit held by Parent or Merger Sub;

                  (ii) result in a breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, or require the consent or approval of or any notice to or filing with any third Person, under any material Contract to which Parent or Merger Sub is a party or by which their respective assets or properties are bound, or require the consent or approval of or any notice to or filing with any Governmental Authority to which either Parent, Merger Sub or their respective assets or properties are subject; or

                  (iii) result in the imposition or creation of any Encumbrance or Lien upon or with respect to any of the assets or properties owned or used by Parent or Merger Sub.

5.3      CAPITALIZATION; PARENT SHARES

         (a) The authorized capital stock of Parent consists of 2,000,000 shares of preferred stock, $.01 par value per share, of which as of the date of this Agreement no shares are issued or outstanding, and 50,000,000 shares of Parent Common Stock, of which as of May 26, 1999, 22,292,257 shares were issued and outstanding. All of the authorized and issued capital stock of Merger Sub is owned of record and beneficially by Parent.

         (b) The Parent Shares issuable as a result of the Merger have been duly authorized and upon the Effective Time will be validly issued, fully paid and nonassessable.

5.4      FILINGS WITH THE COMMISSION

         (a) Parent has delivered or made available to the Company a true, correct and complete copy of its Annual Report on Form 10-K for the year ended December 31, 1998 and Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (collectively, the "Parent SEC Report"). The Parent SEC Report has been timely filed pursuant to the Exchange Act.

         (b) The Parent SEC Report complied as to form in all material respects with the requirements of the Exchange Act in effect on the date thereof. The Parent SEC Report, when filed pursuant to the Exchange Act, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (c) Each of the Parent financial statements (including the related notes) included in the Parent SEC Report presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Parent as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of any unaudited interim financial statements included therein, to normal year-end adjustments and to absence of complete footnotes.

5.5      NO MATERIAL ADVERSE CHANGE

         Except as disclosed in writing to the Company or otherwise publicly disclosed by Parent or any of its Subsidiaries, since December 31, 1998, there has not been any material adverse change in the business, operations, properties, liabilities, results of operations, assets or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole, and no event has occurred or circumstance exists that could reasonably be expected to result in a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole, provided that the effect of any of the following shall not be considered a Material Adverse Effect: (A) general economic or financial conditions or (B) other developments that are not unique to Parent and/or its Subsidiaries but also affect other Persons who participate or are engaged in the lines of business in which Parent and/or its Subsidiaries participate or are engaged.

5.6      LEGAL PROCEEDINGS

         There is no pending Proceeding against Parent or Merger Sub that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby, or that otherwise could reasonably be expected to result in a Material Adverse Effect on Parent and its Subsidiaries, taken as whole. To the knowledge of Parent, no such Proceeding has been threatened.

5.7      BROKERS OR FINDERS

         Neither Parent nor Merger Sub nor any of their agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby.

5.8      POOLING-OF-INTERESTS

         Parent and Merger Sub have not taken or agreed to take any action, or caused any event or condition to occur, which would affect the ability of Parent to account for the transactions contemplated hereby as a pooling-of-interests for financial reporting and accounting purposes.

5.9      DISCLOSURE

         No representation or warranty of Parent or Merger Sub in this Agreement is inaccurate in any material respect or omits to state a material fact necessary to make the statements herein in light of the circumstances under which they were made, not misleading.

6.       COVENANTS

         The parties, as applicable, hereby covenant and agree as follows:

6.1      NORMAL COURSE

         From the date hereof until the Effective Time, the Company shall, and shall cause each Company Subsidiary to, and the Controlling Shareholders shall use their commercially reasonable efforts to cause the Company to: (a) maintain its corporate existence in good standing; (b) maintain the general character of its business; (c) maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage); (d) preserve intact in all material respects its business organization, preserve its goodwill and the confidentiality of its business know-how, exercise best efforts to keep available to the Company or such Company Subsidiary the services of its current officers and employees and preserve its present material business relationships with its collaborators, licensor, customers, suppliers and other Persons with which the Company has material business relations; and (e) in all respects conduct its business only in the usual and ordinary manner consistent with past practice and perform all Contracts.

6.2      CONDUCT OF BUSINESS

         Without limiting the provisions of Section 6.1, from the date hereof until the Effective Time, the Company shall not, and the Company shall not permit any Company Subsidiary to, and the Controlling Shareholders shall not, except as contemplated by this Agreement, permit the Company to, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld:

         (a) amend or otherwise modify its Organizational Documents;

         (b) issue, sell, dispose of or Encumber or authorize the issuance, sale, disposition or Encumbrance of, or grant or issue any option, warrant or other right to acquire or make any agreement of the type referred to in Section
4.3 with respect to, any shares of its capital stock or any other of its securities or any security convertible or exercisable into or exchangeable for any such shares or securities, or alter any term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

         (c) Encumber any material assets or properties of the Company or any Company Subsidiary;

         (d) declare, set aside, make or pay any dividend or other distribution to any shareholder with respect to its capital stock;

         (e) redeem, purchase or otherwise acquire any capital stock or other securities of the Company or any Company Subsidiary;

         (f) increase the compensation or other remuneration or benefits payable or to become payable to any director or executive officer of the Company or any Company Subsidiary, or increase the compensation or other remuneration or benefits payable or to become payable to any of its other employees or agents, except, with respect to such other employees or agents only, for increases in the ordinary course of business consistent with past practice;

         (g) adopt or (except as otherwise required by law) amend or make any unscheduled contribution to any employee benefit plan for or with employees, or enter into any collective bargaining agreement;

         (h) terminate or modify any Contract requiring future payments to or from the Company or any Company Subsidiary, individually or in the aggregate, in excess of $100,000, except for terminations of Contracts upon their expiration during such period in accordance with their terms;

         (i) create,   incur,   assume  or  otherwise   become  liable  for  any
indebtedness in an aggregate amount (among the Company and all Company Subsidiaries) in excess of

$100,000, except for blanket inventory purchases where the Company and each Company Subsidiary shall not make any payment or commitment in an aggregate amount (among the Company and all Company Subsidiaries) in excess of $250,000 (for purposes of this part of Section 6.2(i), obligations or liabilities that are paid, discharged or satisfied under Section 6.2(j) shall be included in determining whether the foregoing basket amounts have been reached), or guarantee or endorse any obligation or the net worth of any Person, except for endorsements of negotiable instruments for collection in the ordinary course of business;

         (j) pay, discharge or satisfy any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, in an aggregate amount (among the Company and all Company Subsidiaries) in excess of $100,000, except for liabilities incurred in the ordinary course of business prior to the date hereof and blanket inventory purchases where the Company and each Company Subsidiary shall not make any payment or commitment in an aggregate amount (among the Company and all Company Subsidiaries) in excess of $250,000 (for purposes of this Section 6.2(j), indebtedness that is created, incurred, assumed or for which the Company or any Company Subsidiary is otherwise liable under
Section 6.2(i) shall be included in determining whether the foregoing basket amounts have been reached);

         (k) sell, transfer, lease or otherwise dispose of any of its assets or properties, except in the ordinary course of business consistent with past practice and for a cash consideration equal to the fair value thereof at the time of such sale, transfer, lease or other disposition;

         (l) cancel, compromise, release or waive any material debt, claim or right;

         (m) make any loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquire any capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other business enterprise;

         (n) make any material capital investment or expenditure or capital improvement, addition or betterment;

         (o) change its method of accounting or the accounting principles or practices utilized in the preparation of the Financial Statements, other than as required by GAAP;

         (p) institute  or  settle  any  Proceeding   before  any   Governmental
Authority relating to it or its assets or properties;

         (q) adopt a plan of dissolution or liquidation with respect to the Company or any Company Subsidiary;

         (r) enter into any Contract, except Contracts made in the ordinary course of business consistent with past practice;

         (s) make any new election with respect to Taxes or any change in current elections with respect to Taxes, or settle or compromise any federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations; or

         (t) enter into any commitment to do any of the foregoing, or any action which would make any of the representations or warranties of the Company or any of the Controlling Shareholders contained in this Agreement untrue or incorrect in any material respect (subject to the knowledge and materiality limitations set forth therein) or cause any covenant, condition or agreement of the Company or any Controlling Shareholder in this Agreement not to be complied with or satisfied in any material respect.

6.3      COMPANY SHAREHOLDERS ACTION

         The Company shall solicit written consents of the Company Shareholders as promptly as practicable for the purpose of consenting to the approval of this Agreement, the Merger and the other transactions contemplated hereby. The Company shall take all such reasonable action that is necessary or advisable to secure the consent of the Company Shareholders in favor of such approval as soon as practicable and shall not take any action that could reasonably be expected to prevent the consent of the Company Shareholders in favor of such approval. The Controlling Shareholders agree to consent to the approval of this Agreement, the Merger and the other transactions contemplated hereby. From the date hereof until the Effective Time, the Controlling Shareholders shall not sell, transfer, dispose of or Encumber any of their shares of Company Common Stock. The Company and the Controlling Shareholders shall exercise reasonable best efforts to cause each Company Shareholder to execute a representation letter substantially in the form of Exhibit 6.3 hereto.

6.4      AGREEMENTS WITH RESPECT TO AFFILIATES

         The Company shall deliver to Parent, and Parent shall deliver to the Company, prior to the Effective Time, letters (the "Affiliate Letters") identifying all Persons who are, at the time of the action by the Company Shareholders or immediately prior to the Effective Time, anticipated to be "Affiliates" of the Company or Parent, as the case may be, for purposes of Rule 145 under the Securities Act ("Rule 145"), or the rules and regulations of the Commission relating to pooling-of-interests accounting treatment for merger transactions (the "Pooling Rules"). The Company and Parent shall use their respective best efforts to cause each Person who is identified as an "affiliate" in the Affiliate Letter to deliver to Parent and the Company as promptly as practicable a written agreement in the form attached hereto as Exhibit 6.4 (an "Affiliate Agreement") in connection with restrictions on affiliates under Rule 145 and the Pooling Rules. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by Company affiliates (or to be deposited in the Escrow Fund on behalf of any such Person), and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

6.5      CERTAIN FILINGS

         Without limiting the generality of Section 6.12, the Company and the Controlling Shareholders shall cooperate with Parent with respect to all filings with Governmental Authorities that are required to be made by the Company or any Company Subsidiary to carry out the transactions contemplated by this Agreement. The Company and the Controlling Shareholders shall assist Parent and Merger Sub in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any Governmental Authority which may be reasonably required or which Parent may reasonably request in connection with the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing (but subject to Section 6.12(b)), if the Merger and the transactions contemplated hereby are subject to the HSR Act, the parties hereto shall promptly and in good faith file or cause to be filed the appropriate notifications with respect to the Merger and such transactions, respond to any requests for additional information and documents and provide the necessary information and make the necessary filings under such Act.

6.6      NOTIFICATION OF CERTAIN MATTERS

         The Company and the Controlling Shareholders shall promptly notify Parent of (i) the occurrence or non-occurrence of any fact or event of which the Company or any Controlling Shareholder has knowledge which would be reasonably likely (A) to cause any representation or warranty of the Company or any Controlling Shareholder contained in this Agreement to be untrue or incorrect in any material respect at any time from the date hereof to the Effective Time or
(B) to cause any covenant, condition or agreement of the Company or any Controlling Shareholder in this Agreement not to be complied with or satisfied in any material respect and (ii) any failure of the Company or any Controlling Shareholder to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of the Company or any Controlling Shareholder, or the right of Parent and Merger Sub to rely thereon, or the conditions to the obligations of Parent and Merger Sub, or the remedies available hereunder to Parent or Merger Sub. The Company and the Controlling Shareholders shall give prompt notice to Parent of any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement.

6.7      POOLING ACCOUNTING TREATMENT

         Each party  hereto  shall use its best  efforts  to cause the  business combination to be effected by the Merger to be accounted for as a pooling-of-interests. Each party hereto shall use its best efforts to cause its respective employees, officers, directors, shareholders,

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

Subsidiaries and affiliates not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling-of-interests. Neither Parent nor the Company, any Company Subsidiary or any Controlling Shareholder shall take any action, including the acceleration of vesting of any options, restricted stock or other rights to acquire shares of the capital stock of the Company, which reasonably would be expected to (i) interfere with Parent's ability to account for the Merger as a pooling-of-interests or (ii) jeopardize the tax-free nature of the reorganization hereunder.

6.8      EMPLOYMENT AGREEMENTS

         The Company and the Controlling Shareholders shall use their best efforts to cause Roger J.B. McKinley, Sr. ("McKinley") and Timothy L.F. Herman ("Herman") to (or, with respect to Roger J.B. McKinley, Sr. and Timothy L.F. Herman (in their respective capacities as Controlling Shareholders) each such individual shall) enter into employment agreements (together, the "Employment Agreements") with Parent or the Surviving Corporation to be effective on the Closing Date. The Employment Agreements will be in substantially the forms attached as Exhibits 6.8(a) and (b) hereto, respectively.

6.9      COVENANT NOT TO COMPETE AND OTHER COVENANTS

         (a) The parties  understand and acknowledge that the provisions of this
Section 6.9 are necessary to protect the legitimate business interests of Parent, the Surviving Corporation and Parent's other Subsidiaries and affiliates and are fair and reasonable for numerous reasons, including:

         (1) each of McKinley and Herman were substantial shareholders of the Company prior to the Merger and, as a result, each of them received significant economic benefit from the Merger and the other transactions contemplated hereby;

         (2)  each of  McKinley's  and  Herman's  agreement  to be bound by this
         Section 6.9 was a substantial condition to Parent and Merger Sub to enter into this Agreement; the restrictions contained in this Section
         6.9 are necessary to protect the goodwill of the Company, all of which is being transferred to the Surviving Corporation pursuant to the Merger and the other transactions contemplated hereby; and

         (3) as a result of each of McKinley's and Herman's position with the Company prior to the Merger and each of McKinley's and Herman's prospective executive position with Parent and/or the Surviving Corporation, each of McKinley and Herman has had, and will continue to have, access to significant confidential, proprietary or trade secret information of the Company, Parent, the Surviving Corporation and/or Parent's other Subsidiaries and affiliates so that, if McKinley or Herman were employed by a competitor of Parent or any of its Subsidiaries or affiliates, there would be a substantial risk to Parent, the Surviving Corporation and/or Parent's other

         Subsidiaries and affiliates of McKinley's or Herman's use of its or their confidential, proprietary or trade secret information.

                  Based on the foregoing, for a period of the later of (i) sixty
         (60) months from the Effective Time or (ii) thirty-six (36) months after the termination of McKinley's or Herman's (as applicable)
         employment with Parent or the Surviving Corporation (such period specified in this clause (ii) shall be reduced to twenty-four (24) months if McKinley or Herman (as applicable) is employed by Parent or the Surviving Corporation for sixty (60) months after the Effective
         Time), absent Parent's Board of Directors' prior written approval, each of McKinley and Herman will not directly or indirectly:

                  (i) render any services to, or engage in any activities for, any other Person with respect to any product, process, technology or service, in existence or under development which substantially competes with a product, process, technology or service of (x) the Company prior to or as of the Closing Date; or (y) the Surviving Corporation, Parent, any Subsidiary or affiliate thereof or any successor thereto, to the extent such product, process, technology or service is related to, arises out of, or evolved from the business or goodwill of the Company prior to or as of the Closing Date;

                  (ii) recruit,   solicit  or  encourage   employees,   agents,
         consultants, and representatives of Parent or any of its Subsidiaries (including the Surviving Corporation) or any of their affiliates to terminate his, her or its relationship with Parent or any of its Subsidiaries (including the Surviving Corporation) or any of their affiliates or offer or caused to be offered employment to any Person who is or was employed by Parent or any of its Subsidiaries (including the Surviving Corporation) or any of their affiliates at any time during the six (6) months prior to the termination of McKinley's or Herman's (as applicable) employment with Parent or the Surviving Corporation;

                  (iii) entice,  induce  or  encourage  any  employee,   agent,
         consultant, or representative of Parent or any of its Subsidiaries (including the Surviving Corporation) or any of their affiliates to engage in any activity which, were it done by McKinley or Herman (as applicable), would violate any provision of this Section 6.9; or

                  (iv) otherwise attempt to interfere with or disrupt the business or activities of Parent or any of its Subsidiaries (including the Surviving Corporation) or any of their affiliates after written notice and a 30-day cure period.

         If McKinley or Herman (as applicable) act in violation of this Section 6.9, the number of days that McKinley or Herman is in violation will be added to the time period during which this Section 6.9 is to be effective.

         (b) Upon McKinley's or Herman's (as applicable) written request to Parent specifying the activities proposed to be conducted by McKinley or Herman (as applicable), Parent shall give McKinley or Herman (as applicable) written approval(s) to engage personally in any activity or render services referred to in Section 6.9(a) upon receipt of written assurances (satisfactory to Parent and its counsel in their discretion) from McKinley or Herman (as applicable) and from his prospective employer(s) that the integrity of the provisions of Section 6.9(a) and the applicable Employment Agreement will not in any way be jeopardized or violated by such activities; provided, however, that the burden of so establishing the foregoing to the satisfaction of Parent and said counsel shall be upon McKinley or Herman (as applicable) and his prospective employer(s).

         (c) McKinley's and Herman's (as  applicable)  duties under this Section
6.9 shall survive termination of his employment with Parent or the Surviving Corporation for the period of time specified herein. Each of McKinley and Herman acknowledges and agrees that any breach by him of any of the provisions of this
Section 6.9 will result in irreparable and continuing damage to Parent and/or the Surviving Corporation and that a remedy at law for any breach or threatened breach by McKinley or Herman of the provisions of this Section 6.9 would be inadequate, and McKinley and Herman therefore agree that Parent or the Surviving Corporation shall be entitled, without the posting of a bond, to temporary, preliminary and permanent injunctive relief in case of any such breach or threatened breach. Nothing in this Agreement shall be construed to prohibit the Parent or the Surviving Corporation from pursuing any other remedy available to it, whether at law or in equity or otherwise, the parties having agreed that all remedies are cumulative.

6.10     NO SOLICITATION

         (a) From the date hereof until the Effective Time, if the Company or any of the Controlling Shareholders shall, or shall permit any Subsidiary, officer, director, shareholder, employee, investment banker or other agent of the Company, any Company Subsidiary or any Controlling Shareholder to, directly or indirectly, (i) solicit, engage in discussions or negotiate with any Person (whether such discussions or negotiations are initiated by the Company, a Controlling Shareholder or otherwise) or take any other action intended or designed to facilitate the efforts of any Person, other than Parent, relating to the possible acquisition of the Company or any Company Subsidiary (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any significant portion of its capital stock or assets (with any such efforts by any such Person to make such an acquisition referred to as an "Alternative Acquisition"), (ii) provide information with respect to the Company or any Company Subsidiary to any Person, other than Parent, relating to a possible Alternative Acquisition by any Person, other than Parent, (iii) enter into an agreement with any Person, other than Parent, providing for a possible Alternative Acquisition or (iv) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any Person, other than by Parent, then, in any such case, payment shall be made to Parent as provided in Section 6.10(b).

         (b) If the Company or a Controlling Shareholder engages in any conduct or takes any action concerning an Alternative Acquisition as provided in Section 6.10(a), in lieu of all other remedies available to Parent and Merger Sub under this Agreement in respect of such conduct or action, the Company and the Controlling Shareholders shall pay Parent on a joint and several basis a fee in the amount of $4,000,000 and all reasonable, actual and documented costs and expenses (including reasonable attorneys' fees and expenses) incurred by Parent and/or Merger Sub in connection with this Agreement and the transactions contemplated hereby. Such amounts payable to Parent shall be paid one business day after Parent's written demand therefor.

6.11     ACCESS TO INFORMATION; CONFIDENTIALITY

         Upon reasonable written notice, the Company and Parent each shall afford to the officers, employees, accountants, counsel and other representatives of the other reasonable access, during the period prior to the Effective Time, to all its and its Subsidiaries' Facilities, properties, assets, books, Contracts and records and, during such period, the Company and Parent each shall furnish promptly to the other all information concerning its and its Subsidiaries' business, Facilities, properties, assets and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including officers, employees, accountants, counsel and other professionals) for discussion of the other's and its Subsidiaries' business, Facilities, properties, assets and personnel as either Parent or the Company may reasonably request. Each party shall keep such information confidential in accordance with the terms of the Confidentiality Agreement.

6.12     BEST EFFORTS; FURTHER ACTION

         (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts (exercised diligently and in good faith) to take, or cause to be taken, all actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents, authorizations and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

         (b) Notwithstanding any provision of this Agreement to the contrary, Parent shall not be obligated to divest, abandon, license, dispose of, hold separate or take similar action with respect to any portion of the business, assets or properties (tangible or intangible) of Parent, any of its Subsidiaries or the Company in connection with seeking to obtain or obtaining any waiver, consent, authorization or approval of any Person associated with the consummation of the transactions contemplated hereby or otherwise.

         (c) If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary or desirable action.

6.13     CONTROLLING SHAREHOLDERS

         The Controlling Shareholders shall use best efforts to cause the Company to perform and comply with the covenants, conditions and agreements applicable to the Company as set forth in this Agreement.

7.       ADDITIONAL COVENANTS OF PARENT AND MERGER SUB

         Each of Parent and Merger Sub, jointly and severally, hereby covenants and agrees as follows:

7.1      CERTAIN FILINGS

         Without limiting the generality of Section 6.12, Parent and Merger Sub agree to make or cause to be made all filings with Governmental Authorities that are required to be made by Parent or Merger Sub to carry out the transactions contemplated by this Agreement.

7.2      NOTIFICATION OF CERTAIN MATTERS

         Parent and Merger Sub shall promptly notify the Company of (i) the occurrence or non-occurrence of any fact or event of which Parent or Merger Sub has knowledge which would be reasonably likely (A) to cause any representation or warranty of Merger Sub or Parent contained in this Agreement to be untrue or incorrect in any material respect at any time from the date hereof to the Effective Time or (B) to cause any covenant, condition or agreement of Merger Sub or Parent in this Agreement not to be complied with or satisfied in any material respect and (ii) any failure of Merger Sub or Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of Merger Sub or Parent, or the right of the Company and the Controlling Shareholders to rely thereon, or the conditions to the obligations of the Company and the Controlling Shareholders, or the remedies available hereunder to the Company or the Controlling Shareholders. Parent and Merger Sub shall give prompt notice to the Company of any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement.

7.3      REGISTRATION RIGHTS AGREEMENT

         At the Closing, Parent will enter into the Registration Rights Agreement (the "Registration Rights Agreement") in substantially the form attached as Exhibit 7.3 hereto.

7.4      EMPLOYMENT MATTERS

         (a) For purposes of eligibility, vesting and, except with respect to any pension benefit plan, calculation of benefits (except to the extent crediting such service would result in the duplication of benefits) under each of Parent's employee benefit plans, programs and arrangements in which an employee of the Company who is employed as of the Closing Date and who becomes an employee of Parent or the Surviving Corporation immediately following the Closing (each, a "Continuing Employee") participates, Parent shall grant, or shall cause the Surviving Corporation to grant, each Continuing Employee with credit for all service with the Company.

         (b) Intentionally Omitted.

         (c) Parent shall provide, or shall cause the Surviving Corporation to provide, to each Continuing Employee (and each Continuing Employee's beneficiaries and dependents) immediate coverage under a health benefit plan maintained by the Surviving Corporation or Parent. Parent shall waive, or cause the Surviving Corporation to waive, any applicable pre-existing condition exclusion (to the extent such exclusion did not apply to a pre-existing condition under the Company's plan) under any such health benefit plan, and, for purposes of any applicable deductibles, co-payments or out-of-pocket maximums under any such health benefit plan, each Continuing Employee shall receive credit under such health benefit plan for all amounts paid by them under the Company's health benefit plan.

         (d) Each Continuing Employee shall enter into Parent's standard agreements for employees relating to confidentiality, proprietary information, inventions and non-competition (without limiting Section 6.9).

         (e) It is expressly agreed that the provisions of this Section 7.4 are not intended to be for the benefit of or otherwise enforceable by any third Person, including, without limitation, any employee of the Company, or any collective bargaining unit or employee organization.

         (f) Nothing herein shall prevent Parent, Merger Sub, the Company or the Surviving Corporation from amending or modifying any employee benefit plan, program or arrangement as permitted thereby in any respect or terminating or modifying the terms and conditions of employment or other service of any particular employee or any other Person. Nothing contained in this Agreement shall create or imply any obligation on the part of Parent, Merger Sub, the Company or the Surviving Corporation to provide any continuing employment right to any individual.

         (g) On or promptly following the Closing Date, subject to the approval of Parent's Compensation Committee of the Board of Directors on or before May 26, 1999, Parent shall issue non-qualified stock options to those Continuing Employees in those amounts specified by McKinley and Herman consistent with Parent's guidelines associated with incentive compensation and option grants; provided that such options shall not exceed that number which is exercisable into 200,000 shares of Parent Common Stock (subject to adjustment pursuant to the applicable Non-Qualified Stock Option Agreement); such options shall vest yearly over a period of five (5) years and have an exercise price reflecting the fair market value of the Parent Common Stock as of the date of grant, all as more specifically set forth in, and subject to, that certain Non-Qualified Stock Option Agreement by and between Parent and each Continuing Employee, which shall be based on Parent's standard form thereof for similarly situated employees of Parent; and the Continuing Employees shall not be eligible to receive any other options exercisable into shares of Parent Common Stock (for which they might otherwise be eligible but for this Section 7.4(g)) during the one-year period following the Closing Date. The parties acknowledge and agree that the issuance of options to the specified Continuing Employees pursuant to this Section 7.4(g) is being made solely as incentive compensation for services to be rendered by such Continuing Employees to Parent or the Surviving Corporation.

7.5      INSURANCE

         From the Closing Date through the Expiration Date, Parent shall procure and maintain insurance policies in relation to the Surviving Corporation's business with coverages and deductibles that are substantially similar to the types and amounts of the Company's existing insurance policies identified in
Section 4.16 of the Disclosure Schedule (or insurance policies that are more favorable to the insured), which insurance policies shall include, where applicable, coverage for the five (5) year period preceding the Closing Date (subject to customary exclusions).

8.       CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB

         The obligations of Parent and Merger Sub under this Agreement to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions:

8.1      REPRESENTATIONS AND WARRANTIES

         The representations and warranties of the Company and the Controlling Shareholders contained in this Agreement or in the Disclosure Schedule or any certificate delivered pursuant hereto shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Closing Date as if made on the Closing Date and, without giving effect to any qualification as to materiality (or any variation of such term) contained in any representation or warranty, shall then be complete and correct in all material respects.

8.2      PERFORMANCE OF COVENANTS

         The Company and the Controlling Shareholders shall have taken all necessary corporate or other actions to consummate the transactions contemplated hereby and shall have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by them at or prior to the Effective Time.

8.3      LACK OF ADVERSE CHANGE

         Since November 30, 1998, there shall not have occurred any incident or event which, individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect on the Company or any Company Subsidiary as determined by Parent. For purposes of this condition, the following shall not be considered a Material Adverse Effect: any effect or change occurring as a result of any or any combination of any (A) general economic or financial conditions or (B) other developments that are not unique to such Person and/or its Subsidiaries but also affect other Persons who participate or are engaged in the lines of business in which such Person and/or its Subsidiaries participate or are engaged or (C) any action taken in compliance with this Agreement.

8.4      UPDATE CERTIFICATE

         Parent and Merger Sub shall have received favorable certificates, dated the Closing Date, signed by the Company and the Controlling Shareholders as to the matters set forth in Sections 8.1, 8.2 and 8.3.

8.5      NO GOVERNMENTAL OR OTHER PROCEEDING; ILLEGALITY

         No Order of any Governmental Authority shall be in effect that restrains or prohibits any transaction contemplated hereby or that would limit or affect Parent's or Merger Sub's ownership or operation of the business or assets of the Company or any Company Subsidiary; no suit, action, investigation, inquiry or Proceeding by any Governmental Authority shall be pending or threatened against Parent, Merger Sub or the Company or any Company Subsidiary or any director or officer of any thereof, as such, that challenges the validity or legality, or that restrains or seeks to restrain the consummation, of the transactions contemplated hereby, or that limits or otherwise affects or seeks to limit or otherwise affect Parent's or Merger Sub's right to own or operate the business or assets of the Company or any Company Subsidiary, or that compels or seeks to compel Parent or any of its Subsidiaries to divest, abandon, license, dispose of, hold separate or take similar action with respect to any portion of the business, assets or properties (tangible or intangible) of Parent or any of its Subsidiaries (including the Surviving Corporation) or the Company or any Company Subsidiary; and no written advice shall have been received by Parent, Merger Sub, the Company or any Company Subsidiary or by any of their respective counsel from any Governmental Authority, and remain in effect, stating that an action or Proceeding will, if the

Merger  is  consummated  or  sought  to be  consummated,  be  filed  seeking  to invalidate or restrain the Merger or limit or otherwise affect Parent's or Merger Sub's ownership or operation of the business or assets of the Company or any Company Subsidiary. No Law or Order shall be enacted, entered, enforced or deemed applicable to the Merger or the other transactions contemplated hereby which makes the consummation of the Merger or the other transactions contemplated hereby illegal.

8.6      APPROVALS AND CONSENTS

         All material waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by the Company or the Controlling Shareholders, for the authorization, execution and delivery of this Agreement, the consummation by it or them of the transactions contemplated hereby and the continuation in full force and effect of any and all material rights, documents, instruments or Contracts of the Company and the Company Subsidiaries shall have been obtained and made, including all consents or approvals of any Person which may be required under any lease for real property to which the Company or any Company Subsidiary is a party. The Company and the Controlling Shareholders shall use reasonable best efforts to obtain landlord consents and estoppel certificates reasonably satisfactory in form and substance to Parent from the lessors/owners of the real property leased by the Company in Milpitas, California and Napa, California. In addition, all waiting periods applicable to the consummation of the Merger and the other transactions contemplated hereby under the HSR Act shall have expired or terminated.

8.7      OPINION OF COUNSEL

         The Company shall have delivered to Parent and Merger Sub an opinion of Heller Ehrman White & McAuliffe, dated the Closing Date and addressed to Parent and Merger Sub, as to the matters set forth on Exhibit 8.7 hereto.

8.8      SHAREHOLDER APPROVAL

         This Agreement, the Merger and the other transactions contemplated hereby shall have been duly approved by Company Shareholders owning, of record and beneficially, at least 90% of the issued and outstanding Company Common Stock in accordance with the CGCL.

8.9      ESCROW AGREEMENT

         The Escrow Agreement shall have been duly executed and delivered by the Escrow Agent, the Company, Parent and the other parties thereto.

8.10     OPINIONS OF ACCOUNTANTS; POOLING

         Parent and Merger Sub shall have received a letter from Ernst & Young LLP, independent certified public accountants of the Company, and a letter from Ernst & Young

LLP, independent certified public accountants of Parent, regarding the appropriateness of pooling-of-interests accounting for the Merger under APB 16 if closed and consummated in accordance with this Agreement. Such letters shall be in form and substance reasonably satisfactory to Parent.

8.11     AFFILIATE AGREEMENTS

         Parent shall have received from each Person who is identified in the Affiliate Letter as an "affiliate" of the Company, an Affiliate Agreement, and such Affiliate Agreement shall be in full force and effect.

8.12     EMPLOYMENT AGREEMENTS

         The Employment Agreements shall have been executed by McKinley and Herman.

8.13     CLOSING EXCHANGE PRICE

         If the Closing Exchange Price is less than $14.1875, Parent shall have elected in its sole discretion to consummate the Merger and the other transactions contemplated hereby, which election shall be made, if at all, by a written notice delivered to the Company.

8.14     ENVIRONMENTAL REPORTS

         With respect to each current Facility, Parent shall have received a satisfactory Phase I environmental audit report and, if a Phase I environmental audit report shall not be deemed reasonably sufficient by Parent, such other reasonably satisfactory environmental-based documentation and studies as Parent may reasonably request, including a Phase II environmental audit report.

9.       CONDITIONS TO OBLIGATIONS OF THE COMPANY AND CONTROLLING
         SHAREHOLDERS

         The obligations of the Company and the Controlling Shareholders under this Agreement to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions:

9.1      REPRESENTATIONS AND WARRANTIES

         The representations and warranties of Parent and Merger Sub contained in this Agreement or in the Disclosure Schedule or any certificate delivered pursuant hereto shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Closing Date as if made on the Closing Date and, without giving effect to any qualification as to materiality (or any variation of such term) contained in any representation or warranty, shall then be complete and correct in all material respects.

9.2      PERFORMANCE OF COVENANTS

         Parent and Merger Sub shall have taken all necessary corporate actions to consummate the transactions contemplated hereby and shall have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by them at or prior to the Effective Time.

9.3      LACK OF ADVERSE CHANGE

         Since December 31, 1998, there shall not have occurred any incident or event which, individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect on Parent as determined by the Company. For purposes of this condition, the following shall not be considered a Material Adverse Effect: any effect or change occurring as a result of any or any combination of any (A) general economic or financial conditions or (B) other developments that are not unique to such Person and/or its Subsidiaries but also affect other Persons who participate or are engaged in the lines of business in which such Person and/or its Subsidiaries participate or are engaged or (C) any action taken in compliance with this Agreement or (D) a Material Adverse Effect caused solely by reason of a decline in the price per share of Parent Common Stock as reported on the Nasdaq National Market.

9.4      UPDATE CERTIFICATE

         The Company and the Controlling Shareholders shall have received favorable certificates, dated the Closing Date, signed by Parent and Merger Sub as to the matters set forth in Sections 9.1, 9.2 and 9.3.

9.5      NO GOVERNMENTAL OR OTHER PROCEEDING; ILLEGALITY

         No Order of any Governmental Authority shall be in effect that restrains or prohibits the Merger; and no written advice shall have been received by Parent, Merger Sub, the Company or any Company Subsidiary or by any of their respective counsel from any Governmental Authority, and remain in effect, stating that an action or Proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger. No Law or Order shall be enacted, entered, enforced or deemed applicable to the Merger or the other transactions contemplated hereby which makes the consummation of the Merger or the other transactions contemplated hereby illegal.

9.6      HSR ACT


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

         All waiting periods applicable to the consummation of the Merger and the other transactions contemplated hereby under the HSR Act shall have expired or terminated.

9.7      OPINION OF COUNSEL

         Parent and Merger Sub shall have delivered to the Company and the Controlling Shareholders an opinion of Kramer Levin Naftalis & Frankel LLP, dated the Closing Date and addressed to the Company and the Controlling Shareholders, as to the matters set forth on Exhibit 9.7 hereto.

9.8      SHAREHOLDER APPROVAL

         This Agreement, the Merger and the other transactions contemplated hereby shall have been duly approved by the requisite consent of the Company Shareholders in accordance with the CGCL.

9.9      TRANSACTION DOCUMENTS

         Parent shall have executed and delivered, or caused to be executed and delivered, the Employment Agreements, the Registration Rights Agreement and the Escrow Agreement.

9.10     CLOSING EXCHANGE PRICE

         If the Closing Exchange Price is greater than $24.1875, the Company shall have elected in its sole discretion to consummate the Merger and the other transactions contemplated hereby, which election shall be made, if at all, by a written notice delivered to Merger Sub and Parent.

9.11     CHANGE IN CONTROL OF PARENT

         Since the date hereof, no Person shall have acquired beneficial ownership of more than 50% of the outstanding voting capital stock of Parent, and Parent shall not have entered into any agreement to effect any such transaction.

10.      TERMINATION OF AGREEMENT

         This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the Company Shareholders:

10.1     MUTUAL CONSENT

         By mutual written consent of Parent, Merger Sub and the Company.

10.2     TRANSACTION DATE

         By Parent, Merger Sub or the Company if the Effective Time shall not have occurred by September 30, 1999 (subject to extension, but not to exceed sixty (60) days, as necessary to permit all waiting periods (and any extensions thereof) applicable to the consummation of the Merger and the other transactions contemplated hereby under the HSR Act to expire or terminate), unless such failure shall be due to a material breach of any representation or warranty, or the nonfulfillment in a material respect, and failure to cure such nonfulfillment, of any covenant or agreement contained herein on the part of the party or parties seeking to terminate.

10.3     FINAL ORDER OF GOVERNMENTAL AUTHORITY

         By Parent or the Company if a Governmental Authority shall have issued a nonappealable final Order or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger and the other transactions contemplated hereby (provided that the right to terminate this Agreement under this Section 10.3 shall not be available to any party who has not complied with its obligations under Section 6.12 and such noncompliance materially contributed to the issuance of any such Order or the taking of such action).

10.4     BREACH

         By Parent or Merger Sub if there has been a material misrepresentation by the Company or any Controlling Shareholder, or a material breach on the part of the Company or any Controlling Shareholder of any of their warranties, covenants or agreements set forth herein, or a material failure on the part of the Company or any Controlling Shareholder to comply with any of their other obligations hereunder; or by the Company if there has been a material misrepresentation by Parent or Merger Sub, or a material breach on the part of Parent or Merger Sub of any of their warranties, covenants or agreements set forth herein, or a material failure on the part of Parent or Merger Sub to comply with any of their other obligations hereunder; provided, however, that if such breach is curable by a party within thirty (30) days through the exercise of its best efforts, then for so long as such party continues to exercise such best efforts the other parties may not terminate this Agreement under this
Section 10.4 unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured).

10.5     EFFECT OF TERMINATION

         In the event of the termination of this Agreement pursuant to Section 10.1, 10.2, 10.3 or 10.4, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or of any of its affiliates, Subsidiaries, directors, officers or shareholders, except (i) the Confidentiality Agreement and certain provisions of this Agreement shall survive such termination as set forth in Section 11.1(c), (ii) nothing herein shall relieve any party from liability for any misrepresentation, breach of or failure to comply with this Agreement and (iii) each party shall indemnify the other parties and hold them harmless from and against any claim for brokers' or finders' fees arising out of the transactions contemplated hereby by any Person claiming to have been engaged by such party.

11.      INDEMNIFICATION

11.1     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

         (a) Except as otherwise provided in this Section 11.1, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any affiliate of such party or any of their officers, directors or representatives, whether prior to or after the execution of this Agreement.

         (b) The parties' representations and warranties in this Agreement or in any document or instrument delivered pursuant to this Agreement shall survive the Merger and the Closing and continue until 5:00 p.m., California time, on the date that is the earlier of (i) one (1) year following the Effective Time or
(ii) when the Escrow Fund has been depleted in its entirety and the Escrow Agreement has been terminated in accordance with its terms (the "Expiration Date"). Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under Section 11.2 or 11.3 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if the Escrow Fund has not been depleted in the entirety and notice of the inaccuracy or breach thereof shall have been given to the party against whom such indemnity may be sought prior to such time.

         (c) The Confidentiality Agreement shall survive termination of this Agreement as provided therein. Sections 6.10(b) (only with respect to any payment obligations thereunder), 10.5, 11.1(a) and (c), 11.2, 11.3, 11.4, 11.6 and 12 shall survive termination of this Agreement, provided that Sections 11.2, 11.3, 11.4 and 11.6 shall survive termination of this Agreement only if such termination is pursuant to Section 10.4.

11.2     OBLIGATION OF THE COMPANY AND THE CONTROLLING
         SHAREHOLDERS TO INDEMNIFY, REIMBURSE, ETC.

         Subject to the provisions of Section 11.4, the Company and the Controlling Shareholders, and their respective successors and permitted assigns, jointly and severally, shall indemnify, reimburse, defend and hold harmless Parent, Merger Sub and the Surviving Corporation and each of their successors and permitted assigns and each of their respective directors, officers, employees, affiliates, Subsidiaries and their respective successors and permitted assigns (each a "Parent Indemnitee") from and against (i) all Losses resulting from, imposed upon, incurred or suffered by any of them, directly or indirectly, based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Company or any Controlling Shareholder, (ii) all Environmental, Health, and Safety Liabilities arising out of, or attributable or relating to, the operations of the Company or any Company Subsidiary prior to the Closing Date, and the Facilities and (iii) all Losses and/or Environmental, Health, and Safety Liabilities resulting from, imposed upon, incurred or suffered by any of them, directly or indirectly, based upon, arising out of or otherwise in respect of the liabilities or obligations identified in item 8 of Section 4.6 of the Disclosure Schedule. For purpose of this Agreement, "Losses" shall mean any claims, losses, liabilities, damages, causes of action, costs and expenses (including reasonable attorneys', accountants', consultants' and experts' fees and expenses), net of (x) any Tax benefits, savings or reductions and (y) any insurance proceeds (which Parent or the Controlling Shareholders, as applicable, shall use reasonable best efforts to pursue), in either case which the indemnitee actually receives by virtue of such claims, losses, liabilities, damages, causes of action, costs and expenses.

11.3     OBLIGATION OF PARENT TO INDEMNIFY, REIMBURSE, ETC.

         Subject to the provisions of Section 11.4, Parent and Merger Sub and their respective successors and permitted assigns, jointly and severally, shall indemnify, reimburse, defend and hold harmless the Company and the Controlling Shareholders and each of their successors and permitted assigns and each of their respective directors, officers, employees, affiliates, Subsidiaries and their respective successors and assigns (each a "Company Indemnitee") from and against any Losses resulting from, imposed upon, incurred or suffered by any of them, directly or indirectly, based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement of Parent or Merger Sub.

11.4     LIMITS ON INDEMNIFICATION, REIMBURSEMENT, ETC.

         (a) Absent fraud of any party (for which there shall be no limitation of liability of any party), no Parent Indemnitee or Company Indemnitee shall have any right to seek indemnification, reimbursement or defense under this Agreement or the Escrow Agreement until Losses and/or Environmental, Health, and Safety Liabilities which would otherwise be indemnifiable hereunder, and have been incurred by such party and other indemnitees associated with or related to such party, exceed $250,000 in the aggregate, at which point only such Losses and/or Environmental, Health, and Safety Liabilities in excess of $250,000 in the aggregate shall be fully indemnifiable subject to Section 11.4(c) hereof, provided that this Section 11.4(a) shall not apply with respect any Losses and/or Environmental, Health, and Safety Liabilities specified in Section 11.2(iii), which Losses and/or Environmental, Health, and Safety Liabilities, if any, shall not be counted towards the $250,000 deductible provided in this
Section 11.4(a) but shall be subject to Section 11.4(b) hereof.

         (b) Absent fraud of any party (for which there shall be no limitation of liability of any party), no Parent Indemnitee shall have any right to seek indemnification, reimbursement or defense under this Agreement or the Escrow Agreement in respect of Losses and/or Environmental, Health, and Safety Liabilities specified in Section 11.2(iii) until such Losses and/or Environmental, Health, and Safety Liabilities which would otherwise be indemnifiable hereunder, and have been incurred by such party and other indemnitees associated with or related to such party, exceed $250,000 in the aggregate, at which point only such Losses and/or Environmental, Health, and Safety Liabilities in excess of $250,000 in the aggregate shall be fully indemnifiable subject to Section 11.4(c) hereof.

         (c) Absent fraud of any party (for which there shall be no limitation of liability of any party), the Parent Indemnitees' sole right and remedy for indemnification and reimbursement under this Agreement and the Escrow Agreement shall be limited to the shares and other assets in the Escrow Fund. Absent fraud of any party (for which there shall be no limitation of liability of any party), the Company Indemnitees' sole right and remedy for indemnification and reimbursement under this Agreement, the Registration Rights Agreement and the Escrow Agreement shall be limited to the value of the shares and other assets in the Escrow Fund as the Closing Date (as determined in accordance with the Escrow Agreement).

         (d) Absent fraud of any party (for which there shall be no limitations of liability of any party), no Parent Indemnitee shall have any right to seek indemnification, reimbursement or defense under this Agreement or the Escrow Agreement in respect of Losses and/or Environmental, Health, and Safety Liabilities after the date of issuance of the first independent audit report with respect to the financial statements of Parent after the Effective Time if a claim in respect of such Losses and/or Environmental, Health, and Safety Liabilities is of a type expected to be encountered in the course of an audit performed in accordance with generally accepted auditing standards.

11.5     ESCROW ARRANGEMENTS

         Concurrent with the Effective Time, the Escrow Amount shall be placed in the Escrow Fund, to be governed by the terms of the Escrow Agreement. The Escrow Fund shall be available to compensate the Parent Indemnitees for Losses and/or Environmental, Health, and Safety Liabilities in accordance with Section
11.2. The terms and conditions of the Escrow Fund shall be set forth more fully in the Escrow Agreement. The Escrow Fund shall terminate in accordance with the Escrow Agreement.

11.6     INDEMNIFICATION PROCEDURES

         (a) Notice. Whenever any third Person claim shall arise for which indemnification may be sought hereunder (a "Claim"), the party entitled to indemnification (the "Indemnitee") shall promptly give notice to the party obligated to provide indemnity (the "Indemnitor") with respect to the Claim after the receipt by the Indemnitee of reliable information as to the facts constituting the basis for the Claim; but the failure to timely give such notice shall not relieve the Indemnitor from any obligation under this Agreement, except to the extent, if any, that the Indemnitor is materially prejudiced thereby.

         (b) Defense. (i) Upon delivery of notice from the Indemnitee of a Claim, the Indemnitee may elect to assume the defense of such Claim by selecting counsel to defend the Indemnitee against the matter from which the Claim arose, at the Indemnitor's sole cost, risk and expense. The Indemnitor shall cooperate in all reasonable respects, at the Indemnitor's sole cost, risk and expense, with the Indemnitee and its counsel in the investigation, trial, defense and any appeal arising from the matter from which the Claim arose and shall deliver to the Indemnitee or its counsel copies of all pleadings and other information within the Indemnitor's knowledge or possession reasonably requested by the Indemnitee or its counsel that are relevant to the defense of the subject of any such Claim and that will not prejudice the Indemnitor's position, claims or defenses. The Indemnitor shall not be liable for any settlement effected without its prior consent, such consent not to be unreasonably withheld. If the subject of any Claim results in a judgment or settlement consistent with the terms of this Section 11.6(b), the Indemnitor shall promptly pay such judgment or settlement. The Indemnitee shall consult with the Indemnitor in good faith and in a commercially reasonable manner, including providing notice of any significant development in the defense of any Claim, in connection with the defense of any Claim under this Section 11.6(b)(i).

                  (ii) In the event that the Indemnitee elects not to assume the defense of such Claim, the Indemnitor shall assume the defense of such Claim by providing counsel (such counsel subject to the reasonable approval of the Indemnitee) to defend the Indemnitee against the matter from which the Claim arose, at the Indemnitor's sole cost, risk and expense. The Indemnitee shall cooperate in all reasonable respects, at the Indemnitor's sole cost, risk and expense, with the Indemnitor and its counsel in the investigation, trial, defense and any appeal arising from the matter from which the Claim arose. The Indemnitor shall have the right to elect to settle any claim for monetary damages without the Indemnitee's consent only if the settlement includes a complete release of the Indemnitee. Any other settlement will be subject to the consent of the Indemnitee. The Indemnitor may not admit any liability of the Indemnitee or waive any of the Indemnitee's rights without the Indemnitee's prior consent.

12.      GENERAL PROVISIONS

12.1     EXPENSES

         Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective fees, costs and expenses incurred in connection with the preparation, execution, delivery and performance of this Agreement, including all fees, costs and expenses of agents, representatives, counsel and accountants.

12.2     CONVEYANCE DOCUMENTS AND TAXES

         The parties shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real or personal property transfer or any gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed, whether before, on or after the Effective Time, and the Company and Parent shall each be responsible for the payment of one-half of all such taxes and fees.

12.3     PUBLIC ANNOUNCEMENTS

         Unless required by law, any public announcement or similar publicity with respect to this Agreement, the Closing, the Merger or the other transactions contemplated hereby will be issued, if at all, at such time and in such manner as Parent determines with the concurrence of the Company, which concurrence shall not be unreasonably withheld or delayed by the Company. Unless disclosure is consented to by Parent in advance or required by law or disclosure has otherwise already been made, the Company and the Controlling Shareholders shall keep this Agreement and the transactions contemplated hereby strictly confidential and may not make any disclosure of this Agreement or such transactions to any Person other than its or their directors, officers, employees or agents who need to know such information to enable the Company and the Controlling Shareholders to comply with this Agreement, provided that each such director, officer, employee or agent shall agree, for the benefit of Parent, to maintain the confidentiality of such information as provided in this
Section 12.3. The Company and Parent will consult with each other concerning the means by which the Company's and the Company Subsidiaries' employees, customers and suppliers and other Persons having dealings with the Company and/or the Company Subsidiaries will be informed of this Agreement, the Closing, the Merger and the other transactions contemplated hereby, and representatives of Parent may at its option be present for any such communication.

12.4     NOTICES

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by fax (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses or fax numbers set forth below (or to such other address, person's attention or fax number as a party may designate by notice to the other parties given in accordance with this Section 12.4):

                  (a)         If to Parent or Merger Sub:

                              ATMI, Inc.
                              7 Commerce Drive
                              Danbury, CT  06810
                              Telecopier No.: (203) 792-8040
                              Telephone No.:  (203) 794-1100
                              Attention: Daniel P. Sharkey

                  With a copy to:

                              Kramer Levin Naftalis & Frankel LLP
                              919 Third Avenue
                              New York, NY  10022
                              Telecopier No.: (212) 715-8000
                              Telephone No.:  (212) 715-9100
                              Attention: Mark B. Segall

                  (b)         If to the Company or the Controlling Shareholders:

                              Delatech Incorporated
                              830 Latour Court
                              Napa, CA 94558
                              Telecopier No.: (707) 257-1964
                              Telephone No.:  (707) 257-1960
                              Attention: Tamara J. Rix

                  With a copy to:

                              Heller Ehrman White & McAuliffe
                              2500 Sand Hill Road, Suite 100
                              Menlo Park, CA  94025
                              Telecopier No.: (650) 234-4299
                              Telephone No.:  (650) 234-4200
                              Attention: August J. Moretti


12.5     JURISDICTION; SERVICE OF PROCESS

         Any Proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware or the United States District Court for the State of Delaware, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such Proceeding and waives any objection to venue laid therein. Service of process or any other papers in any such Proceeding may be made by registered or certified mail, return receipt requested, pursuant to the provisions of Section 12.4.

12.6     FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE

         No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other


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

right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

12.7     ENTIRE AGREEMENT AND MODIFICATION

         This  Agreement   supersedes  all  prior  agreements  (other  than  the
Confidentiality Agreement), whether written or oral, between or among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) the entire agreement among the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by each party hereto.

12.8     ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

         No party may assign any of its rights under this Agreement without the prior written consent of the other parties except that Parent may assign any of its rights, but not its obligations, under this Agreement to any direct wholly-owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties and their respective heirs and personal representatives. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement and the Persons contemplated by Article 11 any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

12.9     SEVERABILITY

         (a) If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such party or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. If the final judgment of a court of competent jurisdiction declares that any item or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         (b) The  parties  agree  that the fees and other  amounts  provided  in
Section 6.10(b) are fair and reasonable in the circumstances. If a court of competent jurisdiction shall nonetheless, by a final, non-appealable judgment, determine that such amounts exceed the maximum amount permitted by law, then such amounts shall be reduced to the maximum


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

amount permitted by law in the circumstances, as determined by such court of competent jurisdiction.

12.10    SECTION HEADINGS, CONSTRUCTION

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. In this Agreement
(i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) the word "including" shall mean "including without limitation," whether or not expressed,
(iv) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Effective Time, as applicable, unless otherwise expressly provided, (v) any reference herein to a Section, Article, Schedule or Exhibit refers to a Section or Article of or a Schedule or Exhibit to this Agreement, unless otherwise stated, and (vi) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a business day, then the period shall end on the next day which is a business day. Each party acknowledges that he, she or it has been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and accordingly agrees that if an ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any party because such party or its representatives drafted such provision.

12.11    GOVERNING LAW

         This Agreement will be governed by the internal laws of the State of Delaware without regard to principles of conflict of laws.

12.12    COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.


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

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                ATMI, INC.


                                By /s/ Daniel P. Sharkey
                                  ---------------------------------------------
                                  Name:  Daniel P. Sharkey
                                  Title: Vice President, Chief Financial
                                         Officer and Treasurer

                                NAPA ACQUISITION CORP.


                                By /s/ Daniel P. Sharkey
                                  ---------------------------------------------
                                   Name:  Daniel P. Sharkey
                                   Title: Vice President and Secretary

                                DELATECH INCORPORATED


                                By /s/ Roger J.B. McKinley, Sr.
                                  ---------------------------------------------
                                  Name:  Roger J.B. McKinley, Sr.
                                  Title: Chairman and Chief Executive Officer



                                  /s/ Timothy L.F. Herman
                                  ---------------------------------------------
                                 TIMOTHY L.F. HERMAN



                                 /s/ Margaret E. Herman
                                  ---------------------------------------------
                                 MARGARET "PEGGY" E. HERMAN



                                 /s/ Roger J.B. McKinley, Sr.
                                 ----------------------------------------------
                                 ROGER J.B. McKINLEY, SR.


                                 /s/ Corenne M. McKinley
                                 ----------------------------------------------
                                 CORENNE M. McKINLEY


                [Signature page to Agreement and Plan of Merger]


                                      - 73 -